NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MAY 9, 1996

March 20, 1996

Dear Dow Stockholder:

The Annual Meeting of Stockholders of The Dow Chemical Company will be held on Thursday, May 9, 1996, at 2 p.m. at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan.

Stockholders will vote upon the following matters either by proxy or in person:

 1. Election of ten Directors.
 2. Ratification of the selection of Deloitte & Touche LLP as Dow's independent auditors for 1996.
 3. Transaction of any other business that may properly come before the meeting.

Your vote on the business to be considered at this meeting is important, regardless of the number of shares you own. Please complete, sign and date the enclosed proxy voting form and mail it promptly in the enclosed envelope to make sure that your shares will be represented. If your form is not returned, your shares may not be voted.

The Board of Directors has set the close of business on March 11, 1996, as the record date for determining stockholders entitled to receive notice of the meeting and any adjournment and to vote. A list of stockholders entitled to vote shall be open to any stockholder for any purpose relevant to the meeting for ten days before the meeting, from 8:30 a.m. to 5 p.m., at my office at 2030 Dow Center, Midland, Michigan.

Seating is limited, so the Board has established the rule that stockholders only may attend or up to three people holding proxies for any one stockholder or account (in addition to those named as Board proxies on the printed proxy forms). Proxy holders are asked to present their credentials to one of my representatives in the lobby before the meeting begins.

You will need a validated ticket of admission for the meeting. Stockholders will receive a ticket as part of their proxy material. Stockholders of record and participants in the Dividend Reinvestment Plan, the Dow Salaried Employees' Savings Plan and the Dow Hourly Employees' Savings Plan need only to check the box on the proxy form to validate their preprinted ticket and to indicate that they will attend. Other stockholders holding their stock in nominee name or beneficially will receive a ticket with their proxy material and need to take no further action. Questions may be directed to Dow's transfer agent at 1-800-DOW-5606 or (617) 575-3899.

Hearing amplification devices will be available at the meeting.


                                             /s/ Donna J. Roberts

                                             Donna J. Roberts
                                             Secretary



                             INTRODUCTION

This proxy statement and proxy form are being sent to all stockholders of The Dow Chemical Company ("Dow" or the "Company") as of the close of business on March 11, 1996, the record date for the Annual Meeting of Stockholders to be held on May 9, 1996.

In the following pages, you will find information on your Board of Directors, the candidates for election to the Board and the continuing Directors, and one resolution to be voted upon at the Annual Meeting of Stockholders or any adjournment of that meeting. The background information in this proxy statement has been supplied to you at the request of the Board of Directors to help you decide how to vote.

Voting Your Shares by Proxy Form

You are encouraged to use the proxy form to cast your votes. Your shares will be voted if the proxy is properly signed, dated and received prior to May 9, 1996, the date of the Annual Meeting. If no specific choices are made by you, as explained on your proxy form, the shares represented by your executed proxy form will be voted as recommended by the Board of Directors. You may revoke your proxy at any time before its use at the meeting by sending a written revocation, by sending a proxy bearing a later date, or by attending the meeting and voting in person.

The Company has a confidential voting policy that respects the right of each stockholder to vote upon matters free from coercion and retaliation and requires that the proxies and ballots of all stockholders be kept confidential from the Company's management and Board unless disclosure is requested by the stockholders, unless disclosure is necessary to meet legal requirements or to assert or defend claims, or during a contested solicitation or election. It further provides that employees may confidentially vote their shares of Company stock held by the Company pension plans, and requires the appointment of independent tabulators and inspectors of election.

Shares Outstanding

At the close of business on the record date, March 11, 1996, there were 251,272,372 shares of Dow common stock and 1,509,315 shares of Series A ESOP Convertible Preferred Stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. Preferred stockholders will vote with the holders of common stock as one class and are entitled to the same number of votes as the shares of Dow common stock into which the ESOP stock could be converted, according to a fixed formula based on the market price of common stock for five consecutive trading days ending on and including the record date. Each share of ESOP stock this year converts to 1.056 votes.

Proxies on Behalf of the Board

The enclosed proxy is being solicited by the Board of Directors to provide an opportunity to vote on agenda items to all stockholders of record, whether or not they are able to attend the Annual Meeting. Proxies on behalf of the Board may be solicited in person, by mail, by telephone or by electronic communication by Dow officers and employees. They will not be specially compensated for their services in this regard. Dow has retained Georgeson & Co. to aid in the solicitation of stockholders, primarily brokers, banks and other institutional investors, for an estimated fee of $17,000.
Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals and their reasonable expenses will be reimbursed on request. The cost of solicitation will be borne by the Company.

               THE BOARD OF DIRECTORS AND ITS COMMITTEES

The ultimate authority to manage the business of The Dow Chemical
Company rests with the Board of Directors. The Board appoints the Company's officers, assigns responsibilities for management of the Company's operations to them and reviews their performance.

In the past year, three Directors have left the Board: Andrew J. Butler, a Director since 1984; Fred W. Lyons, Jr., a Director since 1991; and Enrique J. Sosa, a Director since 1990. One incumbent Director is not standing for reelection: William J. Neely, who has served as a Director since 1988, will retire at the conclusion of the annual meeting in May 1996. The advice and experience of each of these Directors will be greatly missed by the Company and by their colleagues on the Board.

There were eight Board meetings in 1995. Thirteen of the Directors attended 100 percent of the Board meetings and all the Directors attended the last Annual Meeting of Stockholders. The Company is required to report whether any Director attended fewer than 75 percent of the sum of the total number of Board meetings and the total number of Board committee meetings that each respective Director was eligible to attend during the past year. Because of conflicts in the meeting schedules of two committees on which he served, Dr. Stern fell slightly below that threshold. The committee assignments have been changed for the coming year to prevent such concurrent meeting obligations for any Director.

Board committees perform many important functions.  The
responsibilities of each committee are stated in the Bylaws.   The
Board, upon the recommendation of the Committee on Directors, elects members to each committee and has the power to change the responsibilities assigned to any committee or the committee membership. A brief description of the current standing Board committees follows, with memberships listed as of March 11, 1996:

Executive Committee: Exercises the powers of the Board to manage the Company between meetings of the Board. Thirteen meetings in 1995.
Members:  W. S. Stavropoulos (Chairman), A. J. Carbone, M. D. Parker,
F. P. Popoff and J. P. Reinhard.

Audit Committee: Recommends a firm of independent auditors to be appointed by the Board, subject to ratification by the stockholders. Reviews the Company's annual consolidated financial statements. Consults separately with the independent auditors, the Corporate Auditor and the Controller with regard to the adequacy of internal controls. Reviews with the independent auditors the proposed plan of audit and the results. Four meetings in 1995. Members: B. H. Franklin (Chairman), A. D. Gilmour, H. T. Shapiro and P. G. Stern.

Compensation Committee: Establishes salaries, bonuses and other compensation for Dow Directors and officers and for certain other managerial and professional personnel. Administers the Company's award and option plans. Six meetings in 1995. Members: H. T. Shapiro (Chairman), W. D. Davis, B. H. Franklin, A. D. Gilmour and P.
G. Stern.

Committee on Directors: Studies the size and makeup of the Board and its committees and recommends candidates for Board and committee membership. Five meetings in 1995. Members: W. D. Davis (Chairman),
F. P. Popoff, H. T. Shapiro, W. S. Stavropoulos and P. G. Stern.

Environment, Health and Safety Committee: Has the authority and responsibility to assess all aspects of the Company's environment, health and safety policies and performance, and to make recommendations to the Board and management with regard to promoting and maintaining superior standards of performance. Seven meetings in 1995. Members: W. J. Neely (Chairman), J. K. Barton, D. T. Buzzelli,
F. P. Corson, J. C. Danforth, M. L. Dow and M. D. Parker.

Finance Committee: Reviews Dow's financial affairs and makes recommendations to the Board concerning financial matters. Seven meetings in 1995. Members: J. P. Reinhard (Chairman), A. J. Carbone,
J. L. Downey, E. C. Falla, M. D. Parker, F. P. Popoff and W. S.
Stavropoulos.

Investment Policy Committee: Establishes investment policy and reviews the performance of funds invested for the Dow Employees'
Pension Plan.   Helps establish investment policies for other funds
and entities connected with the Company.  Five meetings in 1995.
Members: M. L. Dow (Chairman), F. P. Corson, J. L. Downey, E. C. Falla, J. P. Reinhard and P. G. Stern.

Public Interest Committee: Assesses aspects of Dow's business decisions to determine their social impact and makes recommendations to the Board and management regarding the most socially desirable alternatives. Recommends to the Board an annual budget for charitable contributions. Four meetings in 1995. Members: D. T. Buzzelli (Chairman), J. K. Barton, A. J. Carbone, F. P. Corson, J. C. Danforth,
W. D. Davis, M. L. Dow, J. L. Downey, B. H. Franklin, W. J. Neely, H.
T. Shapiro and W. S. Stavropoulos.

                             Agenda Item 1

                          BOARD OF DIRECTORS
             CANDIDATES FOR ELECTION AND CURRENT DIRECTORS

The Dow Board of Directors is divided into three classes. Each class, as described in the chart below, serves a term of three years. The terms of the Directors in each class expire at the Annual Meeting in the year listed on the chart.

  Class I Directors          Class II Directors    Class III Directors
       1996                       1997                    1998
  Jacqueline K. Barton       Fred P. Corson        John C. Danforth*
  David T. Buzzelli          Willie D. Davis       Enrique C. Falla
  Anthony J. Carbone*        Michael L. Dow        Allan D. Gilmour*
  Joseph L. Downey           Michael D. Parker*    Frank P. Popoff
  Barbara Hackman Franklin   J. Pedro Reinhard*    William S. Stavropoulos
  William J. Neely*          Paul G. Stern
  Harold T. Shapiro

* Anthony J. Carbone became a Director on July 13, 1995, and is nominated for Class I. William J. Neely, whose term as a Director expires at the 1996 annual meeting, is not standing for reelection due to retirement. Michael D. Parker and J. Pedro Reinhard, who became Directors on July 13, 1995, and October 12, 1995, respectively, are nominated for Class II. Nominated for Class III are John C. Danforth and Allan D. Gilmour, who became Directors on February 8, 1996, and July 13, 1995, respectively.

In accordance with the recommendation of the Committee on Directors, the Board of Directors has nominated Jacqueline K. Barton, David T. Buzzelli, Anthony J. Carbone, Joseph L. Downey, Barbara Hackman Franklin and Harold T. Shapiro for election as Directors in Class I to serve three-year terms to expire at the Annual Meeting in 1999 and until their successors are elected and qualified; Michael D. Parker and J. Pedro Reinhard for election as Directors in Class II to serve one-year terms to expire at the annual meeting in 1997 and until their successors are elected and qualified; and John C. Danforth and Allan
D. Gilmour for election as Directors in Class III to serve two-year terms to expire at the annual meeting in 1998 and until their successors are elected and qualified.

Each nominee is currently serving as a Director and each has consented to serve for the new term. The election of Directors requires a plurality of the votes actually cast. The Board of Directors recommends a vote FOR the election of all of these nominees as Directors. You may withhold your vote for a particular candidate by writing that person's name in the space provided on your voting form and checking the box indicating a vote withheld, or otherwise following directions on your voting form.

As explained on the accompanying proxy, it is the intention of the persons named as proxies to vote in favor of the candidates nominated by the Board. If something should happen prior to the Annual Meeting making it impossible for one or more of the candidates to serve, votes will be cast in the best judgment of the persons authorized as proxies. Information in the biographies that follow is current as of March 11, 1996.

CANDIDATES FOR ELECTION AS DIRECTOR

Photo 1

Jacqueline K. Barton, 43, Professor of Chemistry, California Institute of Technology. Director since 1993.
Assistant Professor of Chemistry and Biochemistry, Hunter College, City University of New York 1980-82. Columbia University: Assistant Professor 1983-85, Associate Professor 1985-86, Professor of Chemistry and Biological Sciences 1986-89. Professor of Chemistry, California Institute of Technology 1989 to date. Named a MacArthur Foundation Fellow 1991. Recipient of the Columbia University Medal of Excellence 1992, American Chemical Society ("ACS") Garvan Medal 1992, Mayor of New York's Award in Science and Technology 1988, ACS Award in Pure Chemistry 1988 and the Alan T. Waterman Award of the National Science Foundation 1985. Member of the American Academy of Arts and Sciences and the Gilead Sciences Scientific Advisory Board. Trustee of Barnard College.

Photo 2

David T. Buzzelli, 54, Dow Vice President and Corporate Director of Environment, Health & Safety, Public Affairs and Information Systems. Director since 1993.
Employee of Dow since 1965. Manager of Agricultural Products, Health and Environmental Services, Michigan Division 1980-84. Director of Government and Public Affairs 1984-86. Vice President of Dow Chemical U.S.A. 1984-86. Chairman, President and CEO of Dow Chemical Canada Inc.* 1986-90. Vice President 1990 to date. Corporate Director of Environment, Health and Safety 1990 to date. Corporate Director of Public Affairs 1993 to date. Management responsibility for Information Systems 1994 to date. Director of Dow Corning Corporation.* Co-Chairman of the President's Council on Sustainable Development. Member of The Conference Board Council on Environmental Affairs, Chairman of The Keystone Center Board of Trustees, World Resources Institute Advisory Board and the Midland Community Center Board of Trustees.

Photo 3

Anthony J. Carbone, 55, Dow Group Vice President for Plastics, Hydrocarbons and Energy. Director since 1995.
Employee of Dow since 1962. Dow Latin America Marketing Director for Plastics 1974-76. Dow Business Manager for STYROFOAM 1976-80, Director of Marketing for Functional Products and Systems 1980-83.
Dow U.S.A. General Manager of the Coatings and Resins Department 1983-86, General Manager of Separation Systems 1986-87, Vice President Dow Plastics 1987-91. Dow North America Group Vice President for Plastics 1991-93. Group Vice President, Dow Plastics 1993-95. Group Vice President - Plastics, Hydrocarbons and Energy 1995 to date. Director, Dow-United Technologies Composite Products, Inc.* Board member of the Society of Plastics Industries and the American Plastics Council.

Photo 4

John C. Danforth, 59, Partner, Bryan Cave LLP, and Former United States Senator. Director since 1996.
Partner with the law firm of Bryan Cave LLP with offices in St. Louis, Kansas City, and fourteen other cities in the United States and abroad, 1995 to date. Attorney General of Missouri 1969-76. United States Senate 1976-95, serving on the Committee on Finance; Committee on Commerce, Science and Transportation; and the Select Committee on Intelligence. Recipient of the St. Louis Award, the Harry S Truman Good Neighbor Award, the St. Louis Man of the Year Award, the Right Arm of St. Louis Award, the University of Missouri-Kansas City Chancellor's Medal Award, the Presidential World Without Hunger Award, the Legislative Leadership Award of the National Commission Against Drunk Driving, the Distinguished Missourian and Brotherhood Awards of the National Conference of Christians and Jews.

Photo 5

Joseph L. Downey, 59, Dow Senior Consultant. Chairman of DowElanco.* Director since 1989.
Employee of Dow since 1961.  Dow Chemical U.S.A. Vice President 1983-
86. Dow Vice President 1985-91, Senior Vice President 1991-94. President of Dow Consumer Products Inc.* 1986-88. Director of DowBrands Inc.* 1988 to date. Chairman of the Board of DowBrands Inc.* 1988-95. Chairman of the Board of DowElanco* 1989 to date.

Photo 6

Barbara Hackman Franklin, 55, President and CEO, Barbara Franklin Enterprises, and Former U.S. Secretary of Commerce. Director 1980-92 and 1993 to date.
U.S. Consumer Product Safety Commission 1973-79, Vice Chairman 1973-74 and 1977-78. Wharton School of the University of Pennsylvania, Senior Fellow 1979-89, Director of the Government and Business Program 1980-
88. President and CEO, Franklin Associates 1984-92. U.S. Secretary of Commerce 1992-93. President and CEO, Barbara Franklin Enterprises 1995 to date. Alternate Representative to 44th United Nations General Assembly 1989-90. President's Advisory Committee for Trade Policy and Negotiations 1982-86 and 1989-92. AICPA Board of Directors 1979-86, Auditing Standards Board Planning Committee 1989-92. Advisor to U.S. Comptroller General 1984-92 and 1995 to date. Director of Aetna Life & Casualty Company, AMP Incorporated and MedImmune, Inc.

Photo 7

Allan D. Gilmour, 61, Retired Vice Chairman of Ford Motor Company. Director since 1995.
Employee of Ford Motor Company 1960-95, Assistant to the Executive Vice President - Finance 1968-72. Ford Motor Credit Company, Executive Vice President - Administration 1972-73, Executive Vice President - Administration and Special Financing Operations 1973-75, President 1975-77. Ford Executive Director of Corporate and North American Analysis 1977-79, Corporate Vice President and Controller 1979-84, Vice President - External and Personnel Affairs 1984-86, Executive Vice President and Chief Financial Officer 1986-87. Executive Vice President - International Automotive Operations 1987-89, Executive Vice President - Corporate Staffs 1989-90, President - Ford Automotive Group 1990-93. Director of Ford Motor Company 1986-95, Vice Chairman 1993-95. Director of DTE Energy Company, The Prudential Insurance Company of America, U S West, Inc. and Whirlpool Corporation.

Photo 8

Michael D. Parker, 49, Dow Group Vice President, Vice President for Chemicals and Metals, and President of Dow North America. Director since 1995.
Employee of Dow since 1968.  Dow Europe S.A.* Product Marketing
Manager for Epoxy Resins 1977-79, Director of Marketing for Inorganic Chemicals 1979-82, Director of Marketing for Organic Chemicals 1982-83, Commercial Director for the Functional Products Department 1983-
84. Dow U.S.A. General Manager of the Specialty Chemicals Department 1984-87. Dow Chemical Pacific Limited* Commercial Vice President 1987-88, President 1988-93. Dow Group Vice President 1993 to date, Group Vice President - Chemicals and Hydrocarbons 1993-95, Vice President for Chemicals and Metals 1995 to date. President Dow North America 1995 to date. Director of Destec Energy, Inc.* and the National Association of Manufacturers.

Photo 9

J. Pedro Reinhard, 50, Dow Financial Vice President, Treasurer and Chief Financial Officer. Director since 1995.
Employee of Dow since 1970. Dow Brazil Area Finance Director 1978-81. Dow Europe S.A.* Finance Director 1981-85, Vice President 1985-88. Managing Director, Dow Italy 1985-88. Dow Assistant Treasurer 1984-85, Treasurer 1988 to date, Vice President 1990-95, Financial Vice President and Chief Financial Officer 1995 to date. Director of DowElanco* and Destec Energy, Inc.* Chairman of the Board of Liana Limited.* Member of the Financial Accounting Standards Advisory Council, National Association of Corporate Treasurers and the Financial Executives Institute.

Photo 10

Harold T. Shapiro, 60, President of Princeton University. Director since 1985.
President of The University of Michigan 1980-87. President of Princeton University 1988 to date. Presidential Appointment to the Council of Advisors on Science and Technology 1990-92. Member of the Institute of Medicine and the American Philosophical Society. Fellow of the American Academy of Arts and Sciences. Trustee and Chair of the Board of the Alfred P. Sloan Foundation. Trustee of the University of Pennsylvania Medical Center, The Universities Research Association, and the Educational Testing Service. Director of the National Bureau of Economic Research.

CURRENT DIRECTORS

Photo 11

Fred P. Corson, 54, Dow Vice President and Director of Research and Development. Director since 1994.
Employee of Dow since 1967. Director of Research and Development for Dow Latin America 1980-83 and Dow U.S.A. Plastics Department 1983-87. General Manager of Engineering Thermoplastics Department 1985-87.
Vice President of Research and Development, Dow U.S.A. Plastics 1987-
90. Director of Research and Development 1990 to date. Vice President 1991 to date. Director of the Michigan Molecular Institute. Member of the Council for Chemical Research; Industrial Research Institute; American Chemical Society; Advisory Board for the National Sciences Resource Center; and the Alumni and Industrial Advisory Council for the Department of Chemistry, University of Michigan.

Photo 12

Willie D. Davis, 61, President and Chief Executive Officer of All Pro Broadcasting, Inc. Director since 1988.
President and Chief Executive Officer of All Pro Broadcasting, Inc., a Los Angeles broadcasting company, 1976 to date. Director of Wicor, Inc.; Sara Lee Corporation; Alliance Bank; MGM/UA Grand Company; Kmart Corporation; Johnson Controls Inc.; L.A. Gear Inc.; Rally's Hamburgers Inc.; and the Strong Funds. Trustee of the University of Chicago, Occidental College and Marquette University. Member of the Grambling College Foundation and the Ewing Marion Kauffman Center for Entrepreneurial Leadership Development Committee.

Photo 13

Michael L. Dow, 61, Chairman and Chief Executive Officer of General Aviation, Inc. Director since 1988.
Founder, Chairman and Chief Executive Officer of General Aviation, Inc., a provider of aviation-related services located in Lansing, Michigan, 1965 to date. Owner of Michael L. Dow Associates. Director of Chemical Financial Corporation and Chemical Bank and Trust Company, both of Midland, Michigan. Director of Sparrow Hospital, Lansing, Michigan. Trustee and Treasurer of The Herbert H. and Grace A. Dow Foundation. Director of the Michigan State University Foundation.

Photo 14

Enrique C. Falla, 56, Dow Executive Vice President.  Director since
1985.
Employee of Dow since 1967. Commercial Vice President of Dow Latin America 1979-80. President of Dow Latin America 1980-84. Dow Financial Vice President 1984-91. Treasurer 1986-87. Chief Financial Officer 1987-95. Executive Vice President 1991 to date. Director of Dow Corning Corporation,* Kmart Corporation, Guidant Corporation, and the University of Miami.

Photo 15

William J. Neely, 64, Dow Senior Consultant. Director since 1988. Employee of Dow since 1952. Manufacturing Manager for Texas Division 1978-80. General Manager Louisiana Division 1980-83. Executive Vice President and Director of Operations, Dow Europe S.A.* 1983-87. Corporate Director of Manufacturing and Engineering 1988-92. Dow Vice President 1988-93.

Photo 16

Frank P. Popoff, 60, Chairman of the Dow Board of Directors. Director since 1982.
Employee of Dow since 1959. Dow Europe S.A.* Executive Vice President 1980-81, President 1981-85. Dow Executive Vice President 1985-87, President 1987-93, President and Chief Operating Officer 1987, Chief Executive Officer 1987-95. Chairman of the Board 1992 to date. Director of American Express Company, U S WEST, Inc. and Chemical Financial Corporation. Past Chairman of the Chemical Manufacturers Association. Member of The Business Council, The Conference Board, the American Chemical Society, the National LEAD Council and the Michigan Business Partnership.

Photo 17

Paul G. Stern, 57, Partner at Thayer Capital Partners.  Director since
1992.
Partner at Thayer Capital Partners, 1995 to date. Visiting Professor at the Wharton School of the University of Pennsylvania. Special Partner at Forstmann Little & Co. 1993-95. Northern Telecom Limited Director 1988-93, Vice Chairman and Chief Executive Officer 1989-90, Chief Executive Officer 1990-93, Chairman of the Board 1990-93. President, Unisys Corporation (formerly Burroughs Corporation) 1982-
87. Director of LTV Corporation and Whirlpool Corporation. Serves on the White House National Security Telecommunication Advisory Committee. Member of The National Alliance of Business, The Hudson Institute, the Committee for Economic Development Board and the Executive Council on Foreign Diplomats Board. Board member of the Lauder Institute and the University of Pennsylvania's School of Engineering and Applied Science and the Wharton School. Treasurer, John F. Kennedy Center for the Performing Arts, Washington, D.C.

Photo 18

William S. Stavropoulos, 56, Dow President and Chief Executive Officer. Director since 1990.
Employee of Dow since 1967. President of Dow Latin America 1984-85. Dow U.S.A. Commercial Vice President for Basics and Hydrocarbons 1985-
87. Group Vice President for Plastics and Hydrocarbons 1987-90. President of Dow U.S.A. 1990-93. Dow Vice President 1990-91, Senior Vice President 1991-93, President 1993 to date, Chief Operating Officer 1993-95, Chief Executive Officer 1995 to date. Director of Dow Corning Corporation,* Chemical Financial Corporation, and Chemical Bank and Trust Company. Member of the American Chemical Society, The Business Roundtable, and the Society of Chemical Industry (Executive Committee). Serves on the Joint Automotive Suppliers Governmental Action Council and the University of Notre Dame Advisory Council for the College of Science. Board member of the American Plastics Council (Executive Committee), Chemical Manufacturers Association (Executive Committee), University of Washington Foundation, American Enterprise Institute for Public Policy Research, Midland Community Center, and U.S. Council for International Business (Executive Committee).



 * A number of Company entities are referred to in the biographies and are defined as follows. (Some of these entities have had various names over the years and the names and relationships to the Company, unless otherwise indicated, are stated below as they existed as of the Annual Meeting record date.) Dow Corning Corporation and Dow-United Technologies Composite Products, Inc., corporations 50 percent-owned by Dow; DowElanco, a general partnership 60 percent-owned by Dow; Destec Energy, Inc., a majority-owned subsidiary of Dow; DowBrands Inc., Dow Chemical Pacific Limited, Dow Chemical Canada Inc., Dow Europe S.A., and Liana Limited, all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.



                             Agenda Item 2

                    RATIFICATION OF THE APPOINTMENT
                      OF THE INDEPENDENT AUDITORS

RESOLVED, THAT THE APPOINTMENT BY THE BOARD OF DIRECTORS OF DELOITTE & TOUCHE LLP TO AUDIT THE 1996 CONSOLIDATED FINANCIAL STATEMENTS OF THE DOW CHEMICAL COMPANY AND ITS SUBSIDIARIES IS HEREBY RATIFIED.

The Bylaws provide that the Board's selection of auditors must be presented for shareholder ratification or rejection at the Annual Meeting. The Audit Committee has recommended and the Board has, subject to your ratification, appointed Deloitte & Touche LLP (the "Firm") to audit and report on the consolidated financial statements of Dow and its subsidiaries for 1996. Deloitte & Touche LLP has audited Dow's financial statements for more than 75 years and served as its independent auditors for 1995. The Firm has offices or affiliates at or near most of the locations where Dow operates in the United States and other countries. Deloitte & Touche LLP regularly rotates its lead audit partner assigned to Dow.

Before making its recommendation for appointment, the Audit Committee carefully considers the qualifications of candidates for independent auditors. For Deloitte & Touche LLP, this has included a review of its performance in prior years, as well as its reputation for integrity and for competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Deloitte & Touche LLP. In February 1996, Deloitte & Touche LLP advised the Committee that it believes all litigation against the Firm can fairly be characterized as incidental to the practice of the accounting profession and that resolution of its cases will not affect its ability to serve as independent auditors for the Company. The Audit Committee has concluded that the ability of Deloitte & Touche LLP to perform services for the Company is not adversely affected by such litigation.

Representatives of Deloitte & Touche LLP will attend the Annual
Meeting and may make a statement if they wish. They will be available to answer your questions at the meeting.

Audit services performed by Deloitte & Touche LLP for the year ended December 31, 1995, included the audit of the consolidated financial statements of the Company and its subsidiaries, the separate audits of the financial statements of certain subsidiary companies and employee benefit plans where required by government regulations or agreement, as well as services related to filings with the Securities and Exchange Commission and consultation on matters related to accounting and financial reporting.

Approval of this proposal to ratify the appointment of Deloitte & Touche LLP requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are not included. If the resolution does not pass, the selection of independent auditors will be reconsidered by the Audit Committee and the Board. Because it is difficult and not cost effective to make any change in independent auditors so far into the year, the appointment of Deloitte & Touche LLP would probably be continued for 1996, unless the Audit Committee or the Board finds additional good reasons for making a change.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY ITS SELECTION OF DELOITTE & TOUCHE LLP AS DOW'S INDEPENDENT AUDITORS FOR 1996.

                          STOCKHOLDER RETURN

The charts below show cumulative total returns to Dow stockholders for certain periods of time. They depict a hypothetical $100 investment on December 31 of the first year of the charts, and show the increased value of that investment over time until December 31 of the final year, with all dividends reinvested in stock. Hypothetical investments of $100 in the Standard & Poor's 500 Stock Index and the Standard & Poor's Chemical Composite Index are shown in comparison.

The value of any stock is affected by many factors, including the earnings of the corporation. The nature of Dow's businesses causes its earnings to cycle over time with the U.S. and global economies, as supply and demand for its products fluctuate. While Dow's earnings will always be somewhat cyclical in nature, the Company is striving to manage its businesses to create value over the life of the cycle. A major factor in Dow's business decisions is to achieve a return on capital that exceeds the cost of capital across the business cycle.

The period of 1987-89 was one of strong economic growth that resulted in high demand for Dow's products. As a result, it was also a period of short supply with strong prices and margins for many major Dow products. In this favorable environment, Dow's earnings per share reached record levels for three consecutive years: $4.31, $8.51 and $9.20 in 1987, 1988 and 1989, respectively.

The subsequent over-building by the petrochemical industry and a general softening in key world economies led to lower prices and margins, as reflected in Dow's lower levels in earnings per share: in 1992, before the cumulative effect of accounting change, $.99 per share; in 1993, $2.33 per share; and in 1994, $3.37 per share. However, continued economic growth and a tighter supply environment created higher chemical prices and margins in 1995. This, coupled with Dow's productivity improvements, new products and geographic expansion, were reflected in the Company's strong 1995 earnings per share of $7.72. The situation surrounding the petrochemical industry during the past five years is reflected in the performance of Dow stock in the five-year chart on the left. Dow slightly trailed the comparative indices, except in 1994 when on a cumulative basis Dow returns surpassed the S&P Chemical Composite Index.

The chart on the right compares the cumulative total return to holders of Dow common stock over the past ten years against the same indices. Over that time period, Dow stock performed better than the S&P 500, but fell below the S&P Chemical Composite Index in the second half of the decade, as also shown in the five-year chart discussed above. The value at the end of 1995, with all dividends reinvested, was 382 percent of the original $100 investment a decade earlier.

LEFT HAND CHART

                       FIVE YEAR
                 CUMULATIVE TOTAL RETURN


                           S&P                S&P
          DOW            CHEMICALS            500

1990    $100.00           $100.00           $100.00
1991    $118.93           $130.42           $130.34
1992    $132.49           $142.84           $140.26
1993    $137.58           $159.78           $154.33
1994    $169.44           $185.01           $156.43
1995    $ 184.2           $239.84           $214.99

                                        SOURCE:  THE CARSON GROUP

RIGHT HAND CHART

                       TEN YEAR
                 CUMULATIVE TOTAL RETURN

                            S&P                S&P
          DOW            CHEMICALS             500

1985    $100.00           $100.00            $100.00
1986    $147.64           $140.67            $118.62
1987    $232.65           $164.43            $124.76
1988    $233.72           $175.46            $145.35
1989    $295.94           $226.57            $191.27
1990    $ 207.3           $192.54            $185.32
1991    $246.55           $251.11            $241.54
1992    $274.65           $275.02            $259.93
1993    $ 285.2           $307.63            $   286
1994    $351.25           $356.21            $289.89
1995    $381.85           $461.79            $398.42

                                        SOURCE:  THE CARSON GROUP


                     COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of independent, nonemployee Directors.
According to the Company Bylaws, the Committee is responsible for establishing and administering compensation policies, plans and programs for Company officers. In fulfilling this responsibility, the Committee's policy is to provide strong, direct links among stockholder value, Company and individual performance, and executive compensation, as well as to structure sound compensation programs that attract and retain highly qualified people.

At the end of each year, the Committee asks the Global Compensation and Benefits staff, in consultation with the Chief Executive Officer and the Vice President of Human Resources, to present a proposed compensation plan (together with supporting data and rationale) for each executive officer named in the proxy statement compensation tables. After discussion with the Chief Executive Officer about the individual performance of the other executives toward their preestablished goals and their expected future contributions to the Company, individual compensation plans are established. The Committee meets alone with the Vice President of Human Resources to receive similar information on the Chief Executive Officer. The Committee reviews the performance of the CEO and other executive officers throughout the year, and has final responsibility for determining their compensation levels.

Dow's policy is to position executive compensation at the median levels of compensation among those companies with whom we compete for executive talent, with appropriate variation for high performing individuals and Company performance. The Committee compares executive compensation levels and performance with selected cross-industry groups of other multinational manufacturing companies of similar size. Note that this is a different group of companies than those in the Five-Year Cumulative Total Return graph and the Ten-Year Cumulative Total Return graph.

For 1995, compensation paid to the Company's executive officers qualified as fully deductible under applicable tax laws.

THREE COMPENSATION COMPONENTS

Compensation for all executive employees has three components: 1) base salary, 2) annual award (bonus), and 3) long-term incentives, each explained more fully below. The Committee evaluates base salaries in accordance with its policy of focusing on individual performance and competitive market conditions. The other two, annual awards and long-term incentives, are designed to increase motivation for implementing and achieving strategic business objectives. Compensation received from these two latter components is at risk rather than being assured, and is linked directly to business results.

1.  BASE SALARIES

Base salaries for all Dow employees -- including the Company's top executives -- are based on regularly scheduled comparisons to the competitive marketplace to assure equitable salary structures.
Changes for the executives named in the proxy statement compensation tables depend on anticipated median changes in the external comparison group, individual contributions to Dow's corporate performance, and the executive's relative position in the compensation range of peers at Dow.

The base pay component of the Chief Executive Officer and other top executive officers is primarily based on, and is within, the median target range of the compensation surveys conducted by Dow. In addition, the Committee reviews the performance of each against preestablished annual goals. For 1995, the Committee reviewed the five goals established by the Chief Executive Officer and focused primarily on the goal of managing Dow's financial performance. Specifically, the Committee considered net income, earnings per share, and return on stockholders' equity. Thus, his 1995 base pay was increased both to reflect this performance and to maintain his base salary within the competitive range.

In general, the Committee structures the Chief Executive Officer's pay so that, at target, no more than 35 percent of total direct compensation is base pay and the rest - more than 65 percent - is variable or performance-dependent pay. Because so much is at-risk, his compensation can vary considerably from year to year, which the Committee believes is consistent with stockholders' interests.

It should be noted that both Frank P. Popoff and Enrique Falla relinquished line management responsibilities as part of the Company's deceleration policy. Pursuant to that policy, in 1995 Mr. Popoff received 10 months of normal base pay and two months of deceleration salary, which is recorded solely in the base salary column of the Compensation Table. In 1995, Mr. Falla received nine months of normal base pay and three months of deceleration salary, which is recorded solely in the base salary column of the Compensation Table. Both remain employees of the Company.

2.  ANNUAL AWARDS (BONUSES)

In 1994, Dow stockholders approved a proposal to adopt the Executive Performance Plan (the "Plan") to reconfigure the annual bonus program for the Company's executive officers in order to serve the dual objectives of providing maximum incentive value, while preserving the Company's federal income tax deductions under the 1993 changes to the Internal Revenue Code. The purpose of this Plan is to recognize and reward on an annual basis the individual and team performance of executive officers of The Dow Chemical Company toward the overall productivity of the Company.

The Plan sets a minimum performance goal of $700 million of Net Income as defined in the Plan. If that performance level is achieved, then up to 0.2 percent of Net Income (or $1.4 million) is available to the Compensation Committee for each executive officer from which to make his or her Executive Performance Award for that year's service. The Committee also evaluates performance based on additional preestablished performance factors, including Company performance by such measures as earnings per common share, the achievement of measurable individual performance objectives established by the Committee in advance, and competitive pay practices. Negative discretion may be used by the Committee to reduce the potential maximum award. Awards may be made in the form of cash, deferred stock, dividend units or any combination, at the election of the awardee.

The Compensation Committee determined that the Net Income goal was achieved in 1995. They also noted the following factors, each of which positively affected total return to stockholders:

-    a 21 percent increase in sales from 1994;

- an increase in earnings per share from $3.37 in 1994 to $7.72 in 1995; and

- an increase in return on stockholders' equity from 11.3 percent in 1994, to 26.9 percent in 1995.

In view of circumstances and the competitive environment, it is the Committee's judgment that the annual awards stated in the Summary
Compensation Tables are appropriate and reflect the proper use of negative discretion.

3.  LONG-TERM INCENTIVE COMPENSATION

Long-term incentive compensation is comprised of annual grants of stock-based awards, designed primarily to motivate executives to improve the long-term performance of Dow stock and the total return to stockholders. For example, when stock options are granted, the exercise price is the fair market value on the grant date. As a result, executives receive future gains from these options only to the extent the price of Dow stock increases. The Committee believes that this type of incentive compensation focuses management attention on long-term financial performance and growth for the Company.

Grants of stock awards are approved by the Compensation Committee after evaluating the contribution of each executive to the Company's long-term performance and the importance of his or her responsibilities within the organization. The Committee evaluated progress on: 1) the planned reorganization focused on global businesses and functions, and the renewal of Dow's culture; 2) productivity improvement plans; and 3) provisions for a smooth transition to a new Chief Executive Officer. These factors are listed in order of relative importance.

In addition, the Committee considered the appropriate mix of short- and long-term compensation and competitive data from the compensation comparison groups (to maintain the desired median positioning, adjusted for the fact that the Company places a larger percentage of total executive compensation at risk than the other comparison companies). The award for the Chief Executive Officer was established using similar considerations.

Each year the Committee reviews the desirability of granting stock awards under the stockholder-approved 1988 Award and Option Plan.
Stock options continue to be the major form of Dow's long-term incentive compensation. The Committee determined for 1995 that levels of stock options granted reflected changing executive responsibilities.

In 1995, a multi-year compensation program was introduced to emphasize long-term Company performance and stockholder return. Payment is contingent upon Dow achieving a cumulative earnings per share (EPS) target for 1995 through 1997. Future cash payment will be made early in 1998 if EPS goals are met. No payment will be made if cumulative earnings are less than the target.

COMPENSATION COMMITTEE

       Harold T. Shapiro, Chairman
       Willie D. Davis
       Barbara Hackman Franklin
       Allan D. Gilmour
       Paul G. Stern

                      SUMMARY COMPENSATION TABLE
                                                                                       Long-Term Compensation
                                       Annual  Compensation                         Awards                 Payouts

                                                                              Deferred/
                                                                 Other        Restricted                  Long-Term
                                                                 Annual       Stock        Options/       Incentive    All Other
Name and                                Salary       Bonus    Compensation    Awards         SARs          Payouts    Compensation
Principal Positions          Year         ($)         ($)          ($)        ($)(a)      (# Shares)      ($)(f)       ($)

W.S. Stavropoulos            1995       626,668      650,000        0             0       85,000 Shares    213,690     25,471(g)
President and Chief          1994       550,008      350,000       89             0       75,000 Shares     46,605     44,040
Operating Officer            1993       500,004      312,500       40             0       85,000 Shares     46,605     38,956
1/95 - 10/95.
President and Chief
Executive Officer
11/95 to date.

A.J. Carbone                 1995       348,504      450,000        0             0       28,000 Shares     52,375      6,971(g)
Group Vice President         1994(b)          -            -        -             -            -                 -          -
7/95 to date.                1993(b)          -            -        -             -            -                 -          -

E.C. Falla                   1995       543,291(c)   412,500        0             0       75,000 Shares    253,763     25,471(g)
Executive Vice President.    1994       444,996      300,000        7             0       65,000 Shares     64,838     42,540
Chief Financial Officer      1993       420,000      250,000        0             0       75,000 Shares     64,838     38,951
1/95 - 9/95.

M. D. Parker                 1995       335,004      450,000   60,015(d)          0       27,000 Shares     42,360    130,264(g)
Group Vice President         1994(b)         -             -        -             -            -                 -          -
7/95 to date.                1993(b)         -             -        -             -            -                 -          -

F.P. Popoff                  1995     1,095,842(c)   830,000   65,992(e)          0      140,000 Shares    649,159     26,866(g)
Chairman of the Board.       1994       935,004      700,000      179             0      140,000 Shares    175,793     44,684
Chief Executive Officer      1993       890,004      593,750        0             0      175,000 Shares    175,793     42,572
1/95 - 10/95.

J.P. Reinhard                1995       346,674      412,500        0        66,188       24,000 Shares     44,516     48,256(g)
Financial Vice President,    1994(b)          -            -        -             -            -                 -          -
Treasurer and                1993(b)          -            -        -             -            -                 -          -
Chief Financial Officer
10/95 to date.




(a) Mr. Reinhard received a grant of 1,000 shares of deferred stock in January 1995. Delivery was accelerated to December 1995 in recognition of achievements realized in critical negotiations.
 Value above calculated by multiplying the date-of-grant fair market value of $66.1875 by the number of shares granted. The number and value of the aggregate deferred stock holdings on 12/29/95 follows:
 Messrs. Stavropoulos - 2,000 shares, $139,625; Carbone - 900 shares, $62,831; Falla - 3,200 shares, $223,400; Parker - 0 shares; Popoff - 6,750 shares, $471,234; Reinhard - 1,700 shares, $118,681. Shares deliverable are subject to acceleration upon a change of control of the Company. Market rate dividends are paid on shares of deferred stock.
(b) Messrs. Carbone, Parker and Reinhard became executive officers of the Company in 1995. Therefore, compensation for prior years is not listed.
(c) Represents deceleration salary as adopted by Board resolution of May 5, 1971, as amended. Deceleration salary is initiated at the time a Director ceases line responsibilities. Directors are not eligible for bonuses under the Plan for any period of time they are in deceleration. Deceleration salary is comprised of a percentage of base plus bonus just prior to deceleration. During 1995, Mr. Popoff was in deceleration for two months and Mr. Falla for three months. Although 1995 salary as reported in the Summary Compensation Table appears to have increased significantly in comparison to 1994, there was a 7.0 percent increase in the base salary component for Mr. Popoff and a 6.7 percent increase in the base salary component for Mr. Falla. Deceleration salary is reduced each year until the retirement of the Director.
(d) Compensation to foreign service employees for taxes in excess of those that would be incurred in their base country.
(e) Primarily a reimbursement from the Executive Tax and Financial Planning Program, based on a percentage of base salary. In preparation for his 1995 deceleration, Mr. Popoff elected to use all his 1995 and 1996 allocations in 1995, as allowed by the Program.
(f) This column represents payouts from Management Achievement Recognition System and Dividend Unit awards granted in prior years.
(g) All Other Compensation column details for 1995 appear on the separate chart that follows.



             Details of All Other Compensation from 1995 Summary Compensation Table
                                                  Director                     Personal
                      Foreign        Deferred       Fees           Imputed      Excess                         Total
                      Service          Cash         (MMD           Income      Liability                      All Other
                     Allowances      Interest     and Destec)     Life Ins.    Insurance       401(k)        Compensation
  Name                  ($)             ($)          ($)             ($)          ($)            ($)             ($)

W.S. Stavropoulos            0            0        18,500               0         971          6,000            25,471
A.J. Carbone                 0            0             0               0         971          6,000             6,971
E.C. Falla                   0            0        18,500               0         971          6,000            25,471
M.D. Parker            109,548        2,172        15,500           2,073         971              0           130,264
F.P. Popoff                  0            0        19,750             478         971          5,667            26,866
J.P. Reinhard           43,387            0             0           2,398         971          1,500            48,256


                                                       OPTION GRANTS IN 1995
                                   Individual Grants
                                        Percent
                           Number of    of Total
                          Securities    Options                                 Potential Realizable Value at Assumed
                          Underlying   Granted to     Exercise                 Annual Rates of Stock Price Appreciation
                            Options    Employees      or Base                      for 10-Year Option Term (a)
                            Granted    In Fiscal       Price     Expiration
Name                          (#)        Year        ($/Share)      Date       0% ($)          5% ($)                10% ($)


All Stockholders                N/A         N/A           N/A          N/A      0(b)      11,829,344,413(b)     29,855,012,089(b)

All Optionees             2,681,050      100.0%      $67.7500      01/04/05      0(c)         114,433,917(c)        288,809,409(c)

All Optionees' Gain
as % of All
Stockholders' Gain              N/A         N/A           N/A           N/A    N/A                  1.0%                  1.0%

W.S. Stavropoulos            85,000(d)     3.2%      $67.7500      01/04/05      0              3,628,013             9,156,413
A.J. Carbone                 28,000(d)     1.0%      $67.7500      01/04/05      0              1,195,110             3,016,230
E.C. Falla                   75,000(d)     2.8%      $67.7500      01/04/05      0              3,201,188             8,079,188
M.D. Parker                  27,000(d)     1.0%      $67.7500      01/04/05      0              1,152,428             2,908,508
F.P. Popoff                 140,000(d)     5.2%      $67.7500      01/04/05      0              5,975,550            15,081,150
J.P. Reinhard                24,000(d)     0.9%      $67.7500      01/04/05      0              1,024,380             2,585,340




(a) The dollar amounts under these columns are the result of calculations at 0 percent and at the 5 percent and 10 percent rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. An alternative formula for a grant date valuation was not used, as the Company is not aware of any formula that will determine with reasonable accuracy a present value based on future events or other volatile factors.

(b) Gain for all shareholders was determined based on the 277,147,412 shares outstanding on the January 4, 1995, grant date.

(c) No gain to the optionees is possible without an increase in stock price appreciation, which will benefit all shareholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee.

(d) This was a single grant made on January 4, 1995, that is exercisable on January 4, 1996.



                                       AGGREGATED OPTION EXERCISES IN 1995
                                       AND DECEMBER 29, 1995 OPTION VALUES
                         Number of
                        Securities
                        Underlying
                         Options       Value      Number of Securities Underlying        Value of Unexercised, In-the-
                        Exercised     Realized    Unexercised Options at 12/29/95(#)     Money Options at 12/29/95 ($)
   Name                    (#)          ($)       Exercisable    Unexercisable           Exercisable     Unexercisable

W.S. Stavropoulos         38,225     1,347,008      285,500          85,000               3,150,063         175,313
A.J. Carbone              10,500       338,844       84,500          28,000                 851,313          57,750
E.C. Falla                30,000       532,918      252,500          75,000               2,675,156         154,688
M.D. Parker                6,000       164,000      112,000          27,000               1,325,625          55,688
F.P. Popoff                7,775       257,709      774,225         140,000              10,206,485         288,750
J.P. Reinhard             13,356       422,205       70,750          24,000                 674,922          49,500




12/29/95 Fair Market Value = $69.8125




                             LONG-TERM INCENTIVE PLAN AWARDS IN 1995
                                                            Estimated Future Payouts
                                                         Under Nonstock Price Based Plans

                          Performance or
                        Other Period until         Threshold         Target          Maximum
   Name                Maturation or Payout(a)         $                $               $

W.S. Stavropoulos           1995-1997                   0            275,000         275,000
A.J. Carbone                    -                       0                  0               0
E.C. Falla                  1995-1997                   0            175,000         175,000
M.D. Parker                     -                       0                  0               0
F.P. Popoff                 1995-1997                   0            400,000         400,000
J.P. Reinhard                   -                       0                  0               0




(a) Payment is contingent upon Dow achieving a cumulative earnings per share (EPS) target for 1995 through 1997. Future cash payment will be made early in 1998 if EPS goals are met. No payment will be made for cumulative earnings less than the target.



                             PENSION PLANS

Dow provides the Employees' Retirement Plan (the "Retirement Plan") for employees on its U.S. payroll and for the majority of employees of its wholly owned U.S. subsidiaries. Because it is a defined benefit plan, the amount of a retiree's pension is calculated using pay and years of service as an employee, rather than by the market value of the Retirement Plan's assets, as in defined contribution plans.

Upon normal retirement at age 65 (or as otherwise provided by the Retirement Plan), a participant receives an annual pension from the Retirement Plan, subject to a statutory limitation. The annual pension is 1.6 percent of the employee's highest average credited compensation for any three consecutive years since 1961, multiplied by the employee's years of credited service up to 35 years, and by one-half of the years of credited service in excess of 35 years. The Retirement Plan contains a provision for an offset of the employee's primary Social Security benefit calculated using the method specified in the Tax Reform Act of 1986.

Credited compensation for executive officers includes amounts listed in the Summary Compensation Table in the salary, bonus and deferred stock columns through December 31, 1993. Effective January 1, 1994, credited compensation for executive officers includes only base salary plus 75 percent of base salary.

The following table illustrates the annual pension benefits, including those from the Executives' Supplemental Plan payable to executive officers, calculated before the application of an offset of the employee's primary Social Security benefit. The benefits shown are single-life annuities for participants who retire at age 65 under the Retirement Plan. While a single-life annuity provides a higher retiree benefit, pensions with survivorship provisions are elected by most participants.

                                                ANNUAL PENSION BENEFITS
Average Pay
For Pension                                    Years of Credited Service
Purposes         15 Yrs.      20 Yrs.      25 Yrs.      30 Yrs.      35 Yrs.       40 Yrs.       45 Yrs.

  500,000        120,000      160,000      200,000      240,000      280,000       300,000       320,000
  600,000        144,000      192,000      240,000      288,000      336,000       360,000       384,000
  700,000        168,000      224,000      280,000      336,000      392,000       420,000       448,000
  800,000        192,000      256,000      320,000      384,000      448,000       480,000       512,000
  900,000        216,000      288,000      360,000      432,000      504,000       540,000       576,000
1,000,000        240,000      320,000      400,000      480,000      560,000       600,000       640,000
1,100,000        264,000      352,000      440,000      528,000      616,000       660,000       704,000
1,200,000        288,000      384,000      480,000      576,000      672,000       720,000       768,000
1,300,000        312,000      416,000      520,000      624,000      728,000       780,000       832,000
1,400,000        336,000      448,000      560,000      672,000      784,000       840,000       896,000
1,500,000        360,000      480,000      600,000      720,000      840,000       900,000       960,000
1,600,000        384,000      512,000      640,000      768,000      896,000       960,000     1,024,000
1,700,000        408,000      544,000      680,000      816,000      952,000     1,020,000     1,088,000
1,800,000        432,000      576,000      720,000      864,000    1,008,000     1,080,000     1,152,000


For the persons named in the Summary Compensation Table, the years of credited service and 1995 compensation covered by the pension plans as of December 31, 1995 are: Messrs. Carbone - 35.5 years, $597,318; Falla - 28.8 years, $810,483; Popoff - 36.4 years, $1,720,847;
Reinhard - 25.2 years, $581,677; Stavropoulos - 28.6 years,
$1,096,669.

Mr. Parker participates in the Swiss Pension Plans, which have different terms than the U.S. Retirement Plan. His 1995 pensionable salary was 823,716 Swiss francs (approximately $708,025). His total service as of December 31, 1995, is 27.3 years.

                       COMPENSATION OF DIRECTORS

Dow Directors who are also Dow employees are not paid any fees or compensation, as such, for being on the Board or on any Board committee.

Each Dow Director who is not a Dow employee receives an annual retainer of $32,000 for Board service and an attendance fee of $1,200 plus reasonable expenses for each Board meeting attended. In addition, such Directors receive $1,200 plus reasonable expenses for each Board committee meeting, special committee meeting and for each of the four scheduled quarterly Business Review meetings attended.
The chairmen of the Audit Committee, the Committee on Directors and the Compensation Committee each receive an additional annual retainer of $6,000. In addition, any nonemployee Director who serves on the Audit Committee or the Committee on Directors receives a $4,000 annual retainer. Nonemployee chairmen of the Environmental, Health & Safety Committee; the Finance Committee; the Investment Policy Committee and the Public Interest Committee each receive an annual retainer of $3,000. Nonemployee Directors receive a one-time grant of 1,500 shares of the Company's common stock, and certificates representing those shares bear a legend with certain transfer restrictions specified by the Compensation Committee. One such grant was made in 1995 and one in February 1996.

Dow has established a voluntary deferred compensation plan for nonemployee Directors. Under that plan, a nonemployee Director may elect, prior to the commencement of any Board year (from election or the Annual Meeting to the next Annual Meeting), to have all or a specified portion of his or her retainer and meeting fees credited to a deferred compensation account. At the election of the Director, this may be a cash account or an account in units based on the value of Dow common stock. Amounts credited to the Director's account will accrue interest either equivalent to 125 percent of the 120-month rolling average of the ten-year U.S. Treasury Note determined on September 30 of the preceding year, or equivalent to dividends on Dow common stock. Such deferred amounts will be paid in one to ten installments at the election of the Director commencing on July 15 following the Director's termination of Board membership, on the following July 15 or on July 15 of the calendar year following the Director's 70th birthday. If the Director remains on the Board beyond his or her 70th birthday, payments shall start on the July 15 following termination of Board membership.

Dow has also established a pension plan for nonemployee Directors. This plan is administered by the Compensation Committee. The plan's benefit formula computes each participant's benefit as 50 percent of his or her highest consecutive three-year average of annual totals of retainer and meeting fees earned, multiplied by years of creditable service, multiplied by a monthly (or annual) annuity factor. Creditable service is limited to ten years and minimum vesting service is five years. The benefit will be payable in monthly installments for a period equal to the number of months of service as a nonemployee Director of Dow, commencing the month following the Director's
retirement.   Annual payments of equal total value may be elected in
lieu of monthly installments. In the event of a Director's death, any remaining benefit payments will be paid to the designated beneficiary.

The Company has established a stock option plan (the "Option Plan") for nonemployee Directors that provides for grants of ten-year non-qualified right-to-buy options for the purchase of Dow common stock. Such grants may be made once every five years, for the ten-year duration of the option plan. The exercise price is the fair market value on the date of grant, and all options are subject to a three-year incremental vesting schedule. Size of the option grants is determined by a fixed formula based on the annual retainer amount and the price of Dow common stock, and grants are contingent upon the Director owning increasingly larger amounts of Dow stock. For the first Option Plan grant in 1994, options for the purchase of 1,550 shares were granted to participating nonemployee Directors who owned at least 1,500 shares of Dow common stock at the time of the grant. To be eligible to receive a second grant in five years, these Directors must at that time hold at least 2,000 shares of Dow common stock.

                   SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding beneficial ownership, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, of Dow common stock, Dow Series A ESOP Convertible Preferred ("Dow preferred") stock, and Destec Energy, Inc. ("Destec") common stock. No Dow Director or officer holds preferred stock of Destec or rights to acquire Dow preferred, or Destec common or preferred stock. The table reports ownership as of January 31, 1996, except as otherwise noted. As of that date, when combining stock beneficially owned with rights to acquire stock, including all options that have vested or will vest by April 1, 1996, Directors and officers and their immediate families as a group beneficially owned 1.37 percent of all Dow common stock outstanding and entitled to vote, and less than 0.1 percent of Dow Series A ESOP Convertible Preferred stock. Neither the Company nor any of its Directors or officers is aware of any person who beneficially owns in excess of 5 percent of the total outstanding shares of Dow common stock.



                                                         Rights to          Percentage of
                                        Shares of Dow     Acquire           Common Shares
                      Shares of Dow       Preferred      Beneficial         Beneficially         Shares of Destec
                       Common Stock         Stock       Ownership of        Owned Plus           Common Stock
                       Beneficially     Beneficially    Shares of Dow       Rights to Acquire    Beneficially
   Name                   Owned*           Owned *      Common Stock**      Ownership**              Owned

J.K. Barton              2,000.0                              511.5            ***
D.T. Buzzelli           23,218.6            131.2         164,355.0            ***
A.J. Carbone            15,221.3            120.5         113,100.0            ***
F.P. Corson              8,694.7 (a)        129.4         129,250.0            ***
J.C. Danforth            1,500.0 (b)                                           ***
W.D. Davis               1,800.0                              511.5            ***
M.L. Dow               344,875.0 (a) (c)                      511.5           0.14%
J.L. Downey             26,717.8 (a)        131.2         219,500.0            ***
E.C. Falla              63,779.6 (a)        131.2         327,500.0           0.15%               2,000
B.H. Franklin            2,211.7                              511.5            ***
A.D. Gilmour             2,500.0                                               ***
W.J. Neely              10,547.1            131.2          30,000.0            ***
M.D. Parker             14,800.8                          139,000.0            ***                  (d)
F.P. Popoff            100,560.9            131.2         914,225.0           0.40%
J.P. Reinhard           10,690.0 (a)         14.6          95,250.0            ***                  (d)
H.T. Shapiro             2,247.1                              511.5            ***
W.S. Stavropoulos       42,328.5            131.2         370,500.0           0.16%
P.G. Stern               3,500.0 (a)                          511.5            ***

All Directors
and executive
officers as a group    677,193.1          1,051.7       2,505,749.0           1.25%               2,000

All Directors and
officers as a group    730,674.6          1,395.5       2,765,275.0           1.37%               2,000 (d)



* In addition to shares held in sole name, this column includes all shares held by the spouse and other members of the person's immediate family who share that household with the named person. This column also includes all shares held in trust for the benefit of the named party or group in The Dow Chemical Company Salaried Employees' Savings Plan. The named person may disclaim beneficial ownership of some or all of the shares listed.

** This column includes any shares that the party or group could acquire through April 1, 1996, by (a) exercise of an option granted by Dow, (b) distribution of shares under a Deferred Stock Agreement or (c) payment of any balance due under a subscription in The Dow Chemical Company 1995-96 Employees' Stock Purchase Plan.

*** Less than 0.1 percent.

(a) Directors Corson, Dow, Downey, Falla, Reinhard and Stern are all members of the Board's Investment Policy Committee, which shares investment and voting power over stock held in the Employees' Retirement Plan Trust ("ERP"). As of January 31, 1996, the ERP owned 1,966,803 shares of Dow common stock subject to investment or voting power by the Investment Policy Committee. The named individuals, and all other Directors and officers, disclaim beneficial ownership of Dow common stock owned by the ERP.

(b) Effective in February 1996 when Mr. Danforth became a Director.

(c) Director M. L. Dow is Treasurer and a trustee of The Herbert H. and Grace A. Dow Foundation, a charitable foundation, that owned 3,149,807 shares of Dow common stock as of January 31, 1996. He is also a trustee of the Alden and Vada Dow Fund, a charitable foundation, that owned 32,488 shares of Dow common stock as of January 31, 1996. The Vada B. Dow Charitable Unitrust, of which Mr. Dow serves as a trustee, owned 317,910 shares as of the same date. Mr. Dow disclaims beneficial ownership of stock owned by all three entities. He is also a trustee of six other trusts owning a total of 395,217 shares of Dow common stock as of January 31, 1996. He also disclaims beneficial ownership of the shares in these six trusts except 12,317 shares included in the table. Although all the shares described in this Footnote (c) are disclaimed by Mr. Dow (except 12,317 shares), and although he has no pecuniary interest in such shares and no beneficial ownership of such shares pursuant to Rule 16a-1 of the Securities Exchange Act of 1934, adding such shares to his beneficial holdings would result in a total of 1.68 percent of issued and outstanding shares on the preceding chart.

(d) Directors Parker and Reinhard are members of the Boards of Dow and Destec. As of January 31, 1996, they have shared voting power over 45,000,000 shares of Destec common stock owned by Dow. They, and all other Directors and officers of Dow, disclaim beneficial ownership of Destec shares owned by Dow.


                    CERTAIN BUSINESS RELATIONSHIPS

Director John C. Danforth is a partner of Bryan Cave LLP, a law firm that was retained by a subsidiary of the Company for legal services in 1995.

                       CERTAIN LEGAL PROCEEDINGS

The section entitled "Certain Legal Proceedings" is current as of March 11, 1996, the date of printing.

The Company and Corning Incorporated ("Corning") are each 50 percent shareholders in Dow Corning Corporation ("Dow Corning"). Dow Corning, and in many cases the Company and Corning as well, have been sued in a number of individual and class actions by plaintiffs seeking damages, punitive damages and injunctive relief in connection with injuries purportedly resulting from alleged defects in silicone breast implants. In addition, certain shareholders of the Company have filed separate consolidated class action complaints alleging that the Company, Dow Corning or some of their respective Directors violated duties imposed by the federal securities laws regarding disclosure of alleged defects in silicone breast implants. The Company and one of its former officers have also been sued in two separate class action complaints (now consolidated) alleging that the defendants violated duties imposed by the federal securities laws regarding disclosure of information material to a reasonable investor's assessment of the magnitude of the Company's exposure to direct liability in silicone breast implant litigation. In a separate action, a Corning shareholder has sued certain Dow Corning Directors (including three current Company Directors and two former Company Directors) alleging breaches of state law duties relating to the manufacture and marketing of silicone breast implants and seeking to recover unquantified money damages derivatively on Corning's behalf.

Two separate derivative actions have been brought in the federal court, Southern District of New York, by Company shareholders purportedly on the Company's behalf. In Kas, et al. v. Butler, et al., two Company shareholders brought suit in 1992, naming as defendants all persons who were serving the Company as Directors on December 31, 1990, certain Dow Corning Directors, Dow Corning, Corning and certain Dow Corning officers, seeking derivatively on the Company's behalf unquantified money damages. In Rubinstein, et al. v. Ludington, et al., four Company shareholders brought suit in 1992, naming as defendants Dow Corning's Directors who were also Company Directors and three former Company Directors, also seeking derivatively on the Company's behalf unquantified money damages. Plaintiffs in both cases subsequently made demands that the Company's Board bring suit on behalf of the Company. After the Board rejected those demands, the plaintiffs refiled their complaints alleging that the demands were wrongfully rejected.

On May 15, 1995, Dow Corning announced that it had voluntarily filed for protection under Chapter 11 of the United States Bankruptcy Code. Under Chapter 11, all claims against Dow Corning (although not against its co-defendants) are automatically stayed.

It is impossible to predict the outcome of each of the above described legal actions. However, it is the opinion of the Company's management that the possibility that these actions will have a material adverse impact on the Company's consolidated financial statements is remote, except as described below.

In January 1994, Dow Corning announced a pretax charge of $640 million ($415 million after tax) for the fourth quarter of 1993. In January 1995, Dow Corning announced a pretax charge of $241 million ($152 million after tax) for the fourth quarter of 1994. These charges included Dow Corning's best estimate of its potential liability for breast implant litigation based on a global Breast Implant Litigation Settlement Agreement (the "Settlement Agreement"); litigation and claims outside the Settlement Agreement; and provisions for legal, administrative and research costs related to breast implants. The charges for 1993 and 1994 included pretax amounts of $1,240 million and $441 million, respectively, less expected insurance recoveries of $600 million and $200 million, respectively. The 1993 amounts reported by Dow Corning were determined on a present value basis. On an undiscounted basis, the estimated liability above for 1993 was $2,300 million less expected insurance recoveries of $1,200 million. As a result of the Dow Corning actions, the Company recorded its 50 percent share of the charges, net of tax benefits available to the Company. The impact on the Company's net income was a charge of $192 million for 1993 and a charge of $70 million for 1994.

Dow Corning reported an after tax net loss of $167 million for the second quarter of 1995, of which the Company's share amounted to $83 million. Dow Corning's second quarter loss was a result of a $221 million after tax charge taken to reflect a change in accounting method from the present value basis noted above to an undiscounted basis resulting from the uncertainties associated with its Chapter 11 filing. As a result of Dow Corning's 1995 second quarter loss and Chapter 11 filing, the Company recognized a pretax charge against income of $330 million for the second quarter of 1995, fully reserved its investment in Dow Corning and will not recognize its 50 percent share of future equity earnings while Dow Corning remains in Chapter 11.

On September 1, 1994, Judge Sam C. Pointer, Jr. of the United States District Court for the Northern District of Alabama approved the Settlement Agreement pursuant to which plaintiffs choosing to participate in the Settlement Agreement released the Company from liability. The Company was not a participant in the Settlement Agreement nor was it required to contribute to the settlement. On October 7, 1995, Judge Pointer issued an order which concluded that the Settlement Agreement was not workable in its then-current form because the funds committed to it by industry participants were inadequate. The order provided that plaintiffs who had previously agreed to participate in the Settlement Agreement could opt-out after November 30, 1995.

The Company's maximum exposure for breast implant product liability claims against Dow Corning is limited to its investment in Dow Corning which, after the second quarter charge noted above, is zero. As a result, any future charges by Dow Corning related to such claims or as a result of the Chapter 11 proceeding would not have an adverse impact on the Company's consolidated financial statements.

The Company is separately named as a defendant in a total of 13,141 breast implant product liability cases. In these situations, plaintiffs have alleged that the Company should be liable for Dow Corning's alleged torts based on the Company's 50 percent stock ownership in Dow Corning and that the Company should be liable by virtue of alleged "direct participation" by the Company or its agents in Dow Corning's breast implant business. These latter direct participation claims include counts sounding in strict liability, fraud, aiding and abetting, conspiracy, concert of action and negligence.

Judge Pointer has been appointed by the Federal Judicial Panel on Multidistrict Litigation to oversee all of the product liability cases involving silicone breast implants filed in the U.S. federal courts. Initially, in a ruling issued on December 1, 1993, Judge Pointer granted the Company's motion for summary judgment, finding that there was no basis on which a jury could conclude that the Company was liable for any claimed defects in the breast implants manufactured by Dow Corning. In an interlocutory opinion issued on April 25, 1995, however, Judge Pointer affirmed his December 1993 ruling as to plaintiffs' corporate control claims but vacated that ruling as to plaintiffs' direct participation claims.

In his opinion, Judge Pointer reaffirmed the view he had expressed in his December 1993 ruling that the Company is a separate, independent entity from Dow Corning and therefore has no legal responsibility as a result of its ownership of Dow Corning stock for Dow Corning's breast implant business. However, Judge Pointer stated that under the law of at least some states (although not necessarily all states), actions allegedly taken by the Company independent of its role as a shareholder in Dow Corning could give rise to liability under a negligence theory. Judge Pointer declined to address plaintiffs' other legal theories, including strict liability, fraud, aiding and abetting, conspiracy and concert of action. It is impossible to predict the outcome or to estimate the cost to the Company of resolving any of the federal product liability cases. The Company has filed claims with its insurance carriers to recover in the event it is held liable in the federal (or any other) breast implant litigation.

After Judge Pointer's initial ruling in December 1993, summary judgment was granted to the Company in 4,006 breast implant cases pending in state courts in California, Indiana, Michigan, New Jersey and New York, and 121 actions in Pennsylvania were dismissed. Of these rulings, the California ruling was final and has been appealed. The New Jersey ruling has been reconsidered and all claims were again dismissed, except the negligence claim. Plaintiffs in New York filed a motion to reconsider based on Judge Pointer's April 25, 1995 ruling. On September 22, 1995, Judge Lobis, presiding over the consolidated New York breast implant litigation, dismissed all counts of all cases filed against the Company in New York on the ground that no reasonable jury could find against the Company. Plaintiffs have appealed Judge Lobis' ruling. Other rulings that are not final decisions are also subject to reconsideration by the trial courts. The Company expects that plaintiffs will file motions to reconsider in some states as a result of Judge Pointer's April 25 decision. The Company remains a defendant in other breast implant product liability cases originally brought in state courts and continues to be named as a defendant as cases are filed in various courts. It is impossible to predict the outcome or to estimate the cost to the Company of resolving any of the state product liability cases.

The Company is also a defendant in ten federal silicone jaw implant cases involving implants manufactured by Dow Corning. Federal District Court Judge Paul A. Magnuson has been appointed by the Federal Judicial Panel on Multidistrict Litigation to oversee all of the product liability cases involving silicone jaw implants filed in the U.S. federal courts. On March 31, 1995, Judge Magnuson granted the Company's motion for summary judgment, concluding, based on virtually the same arguments that were presented to Judge Pointer, that no reasonable jury could find in favor of plaintiffs on any of their claims against the Company. On June 13, 1995, Judge Magnuson denied plaintiffs' motion to reconsider his ruling based on Judge Pointer's April 25 decision, and granted the Company's request to
enter a final judgment in its favor.   Plaintiffs have appealed the
final judgment to the U.S. Court of Appeals for the Eighth Circuit.

On November 3, 1994, Judge Michael Schneider, presiding in the consolidated breast implant cases in Harris County, Texas, granted in part and denied in part the Company's motion for summary judgment. Judge Schneider granted the Company's motion as to (i) all claims based on the Company's shareholder status in Dow Corning, (ii) the claim that the Company was liable in negligence for failing to supervise Dow Corning, and (iii) plaintiffs' licensor-licensee claim. Judge Schneider denied the Company's motion with regard to plaintiffs' claims sounding in fraud, aiding and abetting, conspiracy, certain negligence claims and a claim brought under the Texas Deceptive Trade Practices Act. As a result, the Company remains a defendant as to such claims in the Harris County product liability cases. In those cases (and in cases brought in certain other jurisdictions including those before Judge Pointer), the Company has filed cross-claims against Dow Corning on the ground that if the Company and Dow Corning are found jointly and severally liable, Dow Corning should bear appropriate responsibility for the injuries caused by its product. In certain jurisdictions, the Company has also filed similar cross-claims against Corning. It is impossible to predict the outcome or to estimate the cost to the Company of resolving any of the Harris County product liability cases.

In an order dated December 1, 1994, Judge Frank Andrews, presiding in the consolidated breast implant cases in Dallas County, Texas, granted the Company's motion for summary judgment "in all respects except as to theories of conspiracy and strict liability as a component supplier." As a result, the Company remains a defendant as to such claims in the Dallas County product liability cases. It is impossible to predict the outcome or to estimate the cost to the Company of resolving any of these actions.

Three breast implant product liability cases brought against the Company have now gone to trial. In February 1995, a Harris County jury exonerated the Company in one case and found the Company jointly and severally liable with Dow Corning for $5.23 million on a single count in a second case. After the verdict, however, the Court overturned the jury's verdict and entered judgment for the Company. On October 30, 1995 a state court jury in Reno, Nevada found the Company liable for $4.15 million in compensatory damages and $10 million in punitive damages. The Company intends to appeal the verdict. The Company will also file a claim in Dow Corning's bankruptcy proceedings to recover from Dow Corning its share of any monies the Company might pay as a result of the Nevada verdict.

With the principal exception of the cases filed in Michigan and approximately 150 cases filed in Texas, Dow Corning or the Company have removed virtually all cases originally filed in state courts across the country to various federal courts. The removed cases have been, in most instances, transferred to Judge Pointer. Plaintiffs have asked Judge Pointer to remand those cases back to their states of origin, and the Company has opposed that motion.

It is the opinion of the Company's management that the possibility is remote that plaintiffs will prevail on the theory that the Company should be liable in the breast implant litigation because of its shareholder relationship with Dow Corning. The Company's management believes that there is no merit to plaintiffs' claims that the Company is liable for alleged defects in Dow Corning's silicone products because of the Company's alleged direct participation in the development of those products, and the Company intends to contest those claims vigorously. Management believes that the possibility is remote that a resolution of plaintiffs' direct participation claims, including the vigorous defense against those claims, would have a material adverse impact on the Company's financial position or cash flows. Nevertheless, in light of Judge Pointer's April 25 ruling, it is possible that a resolution of plaintiffs' direct participation claims, including the vigorous defense against those claims, could have a material adverse impact on the Company's net income for a particular period, although it is impossible at this time to estimate the range or amount of any such impact.

                          GENERAL INFORMATION

Dividend Reinvestment Program Shares and Dow Employees' Savings Plan Shares

If you are enrolled in the Dividend Reinvestment Program, the enclosed proxy form indicates the shares of common stock owned on the record date by you directly, plus all shares of common stock held for you in the Dividend Reinvestment Program. Boston EquiServe L.P. ("BES"), as your agent, will vote any shares of stock held in your Dividend Reinvestment Account. If no specific instruction is given on an executed proxy, BES will vote as recommended by the Board of Directors.

Separate "Confidential Voting Instructions" forms are being sent to current or former Dow employees enrolled in either the Dow Hourly or Salaried Employees' Savings Plan, covering all shares of common and preferred stock held for you in the Savings Plan on the record date. Your executed proxy will provide voting instructions to NBD Bank, N.A., custodian for the Savings Plans' trustee. If not all the Savings Plans' voting instructions are returned, the custodian will vote all the shares of common stock for each Savings Plan in the same proportion as the shares for which signed instructions are received.

Future Stockholder Proposals

If you wish to submit a proposal to be considered for inclusion in the proxy material for the next Annual Meeting, please send it to the Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674. Under the rules of the Securities and Exchange Commission, proposals must be received no later than November 20, 1996, to be eligible for inclusion in the 1997 Annual Meeting proxy statement.

Nominations for Director

The Committee on Directors will continue its long-standing practice of accepting stockholders' suggestions on candidates to consider as potential Board members, as part of the Committee's periodic review of the size and composition of the Board and its Committees. Such recommendations may be sent to the Committee on Directors through the Company Secretary at The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674.

Under the Company's Bylaws, stockholders wishing to formally nominate a person for election as a Director must notify the Secretary of the Company at the address above in writing not less than 90 days before the Annual Meeting. Such notices must comply with the provisions set forth in the Bylaws. A copy of the relevant provisions in the Bylaws will be sent without charge to any stockholder who requests it in writing. Such requests should be addressed to the Secretary, at the address above.

Report to Stockholders

The Dow annual report, including financial statements, is mailed to all stockholders, unless instructions have been given to eliminate duplicate mailings of the annual report to a single household. A copy of Dow's annual report on Form 10-K filed with the Securities and Exchange Commission will be sent without charge to any stockholder who requests it in writing. Such requests should be addressed to Boston EquiServe L.P., P.O. Box 9155, Boston, MA 02205-9155.

Other Matters

The Board does not intend to present any business at the meeting not described in this proxy statement. If any other proposal should be presented at the meeting, and it is a matter that can properly come before the meeting, the representatives of the Board named in the enclosed proxy form intend to vote your proxy in accordance with their best judgment.



                                      /s/ Donna J. Roberts
Midland, Michigan                     Donna J. Roberts
March 20, 1996                        Secretary


                               APPENDIX

List of Photos of Directors and Omitted Graphics

Photo 1        Photograph of Jacqueline K. Barton

Photo 2        Photograph of David T. Buzzelli

Photo 3        Photograph of Anthony J. Carbone

Photo 4        Photograph of John C. Danforth

Photo 5        Photograph of Joseph L. Downey

Photo 6        Photograph of Barbara Hackman Franklin

Photo 7        Photograph of Allan D. Gilmour

Photo 8        Photograph of Michael D. Parker

Photo 9        Photograph of J. Pedro Reinhard

Photo 10       Photograph of Harold T. Shapiro

Photo 11       Photograph of Fred P. Corson

Photo 12       Photograph of Willie D. Davis

Photo 13       Photograph of Michael L. Dow

Photo 14       Photograph of Enrique C. Falla

Photo 15       Photograph of William J. Neely

Photo 16       Photograph of Frank P. Popoff

Photo 17       Photograph of Paul G. Stern

Photo 18       Photograph of William S. Stavropoulos

PERFORMANCE GRAPHS - Values provided for EDGAR only but shareholders given line graph.

A.   Five-Year Cumulative Total Return

B.   Ten-Year Cumulative Total Return

---------------------------BANK/BROKER (BENEFICIAL)---------------------------
------------------------------------------------------------------------------
                          The Dow Chemical Company

                     1996 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby gives authority to vote all the shares of common stock of THE DOW CHEMICAL COMPANY that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Midland Center for the Arts, Midland, Michigan, on Thursday, May 9, 1996, at 2 p.m., and at any adjournment thereof, on the following matters and upon such other business as may properly come before the meeting.

SUCH PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF TEN DIRECTORS AS LISTED BELOW, FOR AGENDA ITEM 2 AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE - NO VOTING BOXES NEED TO BE CHECKED.

Agenda Item 1:  The election of ten Directors: Jacqueline K. Barton,
                David T. Buzzelli, Anthony J. Carbone, John C. Danforth, Joseph L. Downey, Barbara Hackman Franklin, Allan D. Gilmour, Michael D. Parker, J. Pedro Reinhard, Harold T. Shapiro.

Agenda Item 2:  Ratification of the selection of Deloitte & Touche LLP as
                Dow's independent auditors for 1996.


You may specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any voting boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign, date and return this card.

                        Sign and Date on other side.

______________________________________________________________________________

X    PLEASE MARK VOTES IN INK AS IN THIS EXAMPLE.

This voting instruction card when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the election of all the Candidates listed and FOR Agenda Item 2. The proxies are authorized to vote in accordance with their discretion on such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting and at any adjournment thereof.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1 AND 2.

Agenda Item 1:  The election of ten Directors: Jacqueline K. Barton,
                David T. Buzzelli, Anthony J. Carbone, John C. Danforth, Joseph L. Downey, Barbara Hackman Franklin, Allan D. Gilmour, Michael D. Parker, J. Pedro Reinhard, Harold T. Shapiro.


    FOR  __________            WITHHELD   __________


    _______________________________________

    FOR ALL NOMINEES EXCEPT AS WRITTEN ABOVE:



Agenda Item 2:  Ratification of the selection of Deloitte & Touche LLP as
                Dow's independent auditors for 1996.


    FOR                     AGAINST                         ABSTAIN

    _____                   _______                         ________

Signature _______________________  Date  ___________________

          Please sign this proxy as the name(s) appear above.

--------------------------------REGISTERED-------------------------------------
-------------------------------------------------------------------------------

March 20, 1996


Dear Dow Stockholder:

You are cordially invited to attend the 99th Annual Meeting of Stockholders of The Dow Chemical Company. It will be held on Thursday, May 9, 1996, at
2 p.m., at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. The Annual Meeting includes a report on Company operations, as well as votes on the matters set forth in the accompanying Notice of Annual
Meeting and Proxy Statement and on other business matters properly brought before the meeting.

We hope that you will be able to come to the meeting in person. Whether or not you plan to attend, you can be sure your shares are voted at the meeting as you instruct by promptly completing the confidential voting form below and returning it in the enclosed envelope. Directions for completing the form are on the reverse side. Your vote will be seen only by authorized personnel of the Inspectors of Election and its agents.

A ticket is required for admission to the Annual Meeting. Your non-transferable stockholder ticket is on the reverse side of this letter.
To attend the Annual Meeting, you need only check the box on the proxy voting form below to validate your ticket and indicate you plan to attend. Please keep the ticket, bring it with you to the Annual Meeting and present it at the door.

Cordially,


/s/DONNA J. ROBERTS
Donna J. Roberts
Secretary

                   ADMISSION TICKET ON REVERSE SIDE OF LETTER.

         SEE DIRECTIONS FOR COMPLETION OF THE PROXY ON THE REVERSE SIDE.
______________________________________________________________________________

   X    PLEASE MARK VOTES IN INK AS IN THIS EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the election of all the Candidates listed and FOR Agenda Item 2. The proxies are authorized to vote in accordance with their discretion on such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting and at any adjournment thereof.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1 AND 2.


Agenda Item 1:  The election of ten Directors: Jacqueline K. Barton,
                David T. Buzzelli, Anthony J. Carbone, John C. Danforth, Joseph L. Downey, Barbara Hackman Franklin, Allan D. Gilmour, Michael D. Parker, J. Pedro Reinhard, Harold T. Shapiro.


    FOR  __________            WITHHELD   __________


    _______________________________________

    FOR ALL NOMINEES EXCEPT AS WRITTEN ABOVE:



Agenda Item 2:  Ratification of the selection of Deloitte & Touche LLP as
                Dow's independent auditors for 1996.


    FOR                     AGAINST                         ABSTAIN

    _____                   _______                         ________


Optional comments___________________________________________________________

Mark here to validate your ticket if you plan to attend the Annual
Meeting. _____

Mark here if you have noted a change of address.  _____

Mark here if you have written comments above. _____

Signature _______________________  Date  ___________________

Signature _______________________  Date  ___________________

          Please sign this proxy as the name(s) appear above.

                          The Dow Chemical Company

                    1996 ANNUAL MEETING OF STOCKHOLDERS

                        Midland Center for the Arts
                   1801 West St. Andrews at Eastman Avenue
                             Midland, Michigan
                                May 9, 1996
                                   2 p.m.

                              ADMITTANCE TICKET

This ticket entitles the stockholder(s) listed on the reverse side to attend the 1996 Dow Annual Meeting of Stockholders. This ticket is not transferable.

                         Doors will open at 12:30 p.m.

Cameras and recording devices are not permitted at the meeting. Hearing amplification devices will be available.

                          The Dow Chemical Company

                     1996 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Michael L. Dow, J. Pedro Reinhard and
Harold T. Shapiro, jointly and severally, proxies, with full power of substitution, to vote all the shares of common stock of THE DOW CHEMICAL COMPANY that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Midland Center for the Arts, Midland, Michigan, on Thursday, May 9, 1996, at 2 p.m., and at any adjournment thereof, on the following matters and upon such other business as may properly come before the meeting.

SUCH PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF TEN DIRECTORS AS LISTED BELOW,
FOR AGENDA ITEM 2 AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE - NO VOTING BOXES NEED TO BE CHECKED.

Agenda Item 1:  The election of ten Directors: Jacqueline K. Barton,
                David T. Buzzelli, Anthony J. Carbone, John C. Danforth, Joseph L. Downey, Barbara Hackman Franklin, Allan D. Gilmour, Michael D. Parker, J. Pedro Reinhard, Harold T. Shapiro.

Agenda Item 2:  Ratification of the selection of Deloitte & Touche LLP as
                Dow's independent auditors for 1996.


You may specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any voting boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign, date and return this card.

Remember to check the box to validate your ticket if you plan to attend the Annual Meeting.

Please sign, date and promptly return this proxy form in the enclosed envelope to the tabulating agent, EquiServe, L.P., P.O. Box 9018, Boston, MA 02205-8650.

Please check the appropriate box on the other side if you have written any comments or a change of address.

-----------------------------------HESP---------------------------------------
------------------------------------------------------------------------------

March 20, 1996


Dear Dow Stockholder:

You are cordially invited to attend the 99th Annual Meeting of Stockholders of The Dow Chemical Company. It will be held on Thursday, May 9, 1996, at
2 p.m., at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. The Annual Meeting includes a report on Company operations as well as votes on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on other business matters properly brought before the meeting.

We hope that you will be able to come to the meeting in person. Whether or not you plan to attend, you can be sure your Employees' Savings Plan shares are voted at the meeting as you instruct by promptly completing the confidential voting instruction form below and returning it in the enclosed envelope. Your vote will be seen only by authorized personnel of the Inspectors of Election and its agents. For additional information on the voting of shares in this plan, see the reverse side and the accompanying proxy statement.

A ticket is required for admission to the Annual Meeting. Your ticket is on the reverse side of this letter. To attend the Annual Meeting, you need only check the box on the voting instruction form below to validate your ticket and indicate you plan to attend. Please keep the ticket, bring it with you to the Annual Meeting and present it at the door.

Cordially,


/s/DONNA J. ROBERTS
Donna J. Roberts
Secretary

                   ADMISSION TICKET ON REVERSE SIDE OF LETTER.

         SEE DIRECTIONS FOR COMPLETION OF THE PROXY ON THE REVERSE SIDE.
______________________________________________________________________________

   X    PLEASE MARK VOTES IN INK AS IN THIS EXAMPLE.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1 AND 2.

Agenda Item 1:  The election of ten Directors: Jacqueline K. Barton,
                David T. Buzzelli, Anthony J. Carbone, John C. Danforth, Joseph L. Downey, Barbara Hackman Franklin, Allan D. Gilmour, Michael D. Parker, J. Pedro Reinhard, Harold T. Shapiro.


    FOR  __________            WITHHELD   __________


    _______________________________________

    FOR ALL NOMINEES EXCEPT AS WRITTEN ABOVE:



Agenda Item 2:  Ratification of the selection of Deloitte & Touche LLP as
                Dow's independent auditors for 1996.


    FOR                     AGAINST                         ABSTAIN

    _____                   _______                         ________


Optional comments___________________________________________________________

Mark here to validate your ticket if you plan to attend the Annual
Meeting. _____

Mark here if you have written comments above. _____

Signature _______________________  Date  ___________________

          Please sign this proxy as the name appears above.

                          The Dow Chemical Company

                     1996 ANNUAL MEETING OF STOCKHOLDERS

                         Midland Center for the Arts
                   1801 West St. Andrews at Eastman Avenue
                              Midland, Michigan
                                 May 9, 1996
                                    2 p.m.

                              ADMITTANCE TICKET

This ticket entitles the stockholder listed on the reverse side to attend the 1996 Dow Annual Meeting of Stockholders. This ticket is not transferable.

                         Doors will open at 12:30 p.m.

Cameras and recording devices are not permitted at the meeting. Hearing amplification devices will be available.


                          The Dow Chemical Company

                     1996 ANNUAL MEETING OF STOCKHOLDERS

                       CONFIDENTIAL VOTING INSTRUCTIONS
                         TO:  NBD BANK, N.A. ("NBD"),
                        AS AGENT FOR THE TRUSTEE UNDER
                    THE DOW HOURLY EMPLOYEES' SAVINGS PLAN

The undersigned hereby directs NBD to vote all shares of common stock of THE DOW CHEMICAL COMPANY ("Dow") credited to the undersigned's account in the Hourly Employees' Savings Plan (the "Plan") as of the record date for the Annual Meeting of Stockholders of The Dow Chemical Company to be held at the Midland Center for the Arts, Midland, Michigan, on May 9, 1996, at 2 p.m., and at any adjournment thereof, on the following matters and upon such other business as may properly come before the meeting. The Company has instructed NBD and its agents not to disclose to the Dow Board or management how individuals in this Plan have voted.

NBD IS DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF TEN DIRECTORS, FOR AGENDA ITEM 2, AND TO VOTE IN ACCORDANCE WITH ITS DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE - NO VOTING BOXES NEED TO BE CHECKED. IN ACCORDANCE WITH THE TERMS OF THE PLAN, NBD SHALL VOTE ALL COMMON SHARES IN THE ACCOUNTS OF PLAN MEMBERS WHO
FAIL TO SIGN AND RETURN THESE INSTRUCTIONS IN THE SAME PROPORTION AS THE SHARES IN THE ACCOUNTS OF MEMBERS WHO HAVE PROVIDED DIRECTION.

Remember to check the box to validate your ticket if you plan to attend the Annual Meeting.

Please sign, date and promptly return this confidential voting form in the enclosed envelope to the Plan's tabulating agent, EquiServe, L.P., P.O.
Box 9018, Boston, MA 02205-8650. Additional information concerning the voting of shares held in accounts under this Plan appears in the accompanying proxy statement.


Sign and date on other side.

-----------------------------------SESP---------------------------------------
------------------------------------------------------------------------------

March 20, 1996


Dear Dow Stockholder:

You are cordially invited to attend the 99th Annual Meeting of Stockholders of The Dow Chemical Company. It will be held on Thursday, May 9, 1996, at
2 p.m., at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. The Annual Meeting includes a report on Company operations as well as votes on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on other business matters properly brought before the meeting.

We hope that you will be able to come to the meeting in person. Whether or not you plan to attend, you can be sure your Employees' Savings Plan shares are voted at the meeting as you instruct by promptly completing the confidential voting instruction form below and returning it in the enclosed envelope. Your vote will be seen only by authorized personnel of the Inspectors of Election and its agents. For additional information on the voting of shares in this plan, see the reverse side and the accompanying proxy statement.

A ticket is required for admission to the Annual Meeting. Your ticket is on the reverse side of this letter. To attend the Annual Meeting, you need only check the box on the voting instruction form below to validate your ticket and indicate you plan to attend. Please keep the ticket, bring it with you to the Annual Meeting and present it at the door.

Cordially,


/s/DONNA J. ROBERTS
Donna J. Roberts
Secretary

                   ADMISSION TICKET ON REVERSE SIDE OF LETTER.

         SEE DIRECTIONS FOR COMPLETION OF THE PROXY ON THE REVERSE SIDE.
______________________________________________________________________________

   X    PLEASE MARK VOTES IN INK AS IN THIS EXAMPLE.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1 AND 2.

Agenda Item 1:  The election of ten Directors: Jacqueline K. Barton,
                David T. Buzzelli, Anthony J. Carbone, John C. Danforth, Joseph L. Downey, Barbara Hackman Franklin, Allan D. Gilmour, Michael D. Parker, J. Pedro Reinhard, Harold T. Shapiro.


    FOR  __________            WITHHELD   __________


    _______________________________________

    FOR ALL NOMINEES EXCEPT AS WRITTEN ABOVE:



Agenda Item 2:  Ratification of the selection of Deloitte & Touche LLP as
                Dow's independent auditors for 1996.


    FOR                     AGAINST                         ABSTAIN

    _____                   _______                         ________


Optional comments___________________________________________________________

Mark here to validate your ticket if you plan to attend the Annual
Meeting. _____

Mark here if you have written comments above. _____

Signature _______________________  Date  ___________________

          Please sign this proxy as the name appears above.

                          The Dow Chemical Company

                     1996 ANNUAL MEETING OF STOCKHOLDERS

                         Midland Center for the Arts
                   1801 West St. Andrews at Eastman Avenue
                              Midland, Michigan
                                  May 9, 1996
                                     2 p.m.

                               ADMITTANCE TICKET

This ticket entitles the stockholder listed on the reverse side to attend the 1996 Dow Annual Meeting of Stockholders. This ticket is not transferable.

                          Doors will open at 12:30 p.m.

Cameras and recording devices are not permitted at the meeting. Hearing amplification devices will be available.


                          The Dow Chemical Company

                     1996 ANNUAL MEETING OF STOCKHOLDERS

                       CONFIDENTIAL VOTING INSTRUCTIONS
                         TO:  NBD BANK, N.A. ("NBD"),
                         AS AGENT FOR THE TRUSTEE UNDER
                    THE DOW SALARIED EMPLOYEES' SAVINGS PLAN


The undersigned hereby directs NBD to vote all shares of common and preferred stock of THE DOW CHEMICAL COMPANY ("Dow") credited to the undersigned's account in the Salaried Employees' Savings Plan (the "Plan") as of the record date for the Annual Meeting of Stockholders of The Dow Chemical Company to be held at the Midland Center for the Arts, Midland, Michigan, on May 9, 1996, at 2 p.m., and at any adjournment thereof, on the following matters and upon such other business as may properly come before the meeting. The Company has instructed NBD and its agents not to disclose to the Dow Board or management how individuals in this Plan have voted.

NBD IS DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF TEN DIRECTORS, FOR AGENDA ITEM 2, AND TO VOTE IN ACCORDANCE WITH ITS DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE - NO VOTING BOXES NEED TO BE CHECKED. IN ACCORDANCE WITH THE TERMS OF THE PLAN, NBD SHALL VOTE ALL COMMON SHARES IN THE ACCOUNTS OF PLAN MEMBERS WHO
FAIL TO SIGN AND RETURN THESE INSTRUCTIONS IN THE SAME PROPORTION AS THE SHARES IN THE ACCOUNTS OF MEMBERS WHO HAVE PROVIDED DIRECTION.

Remember to check the box to validate your ticket if you plan to attend the Annual Meeting.

Please sign, date and promptly return this confidential voting form in the enclosed envelope to the Plan's tabulating agent, Boston EquiServe L.P., P.O. Box 9018, Boston, MA 02205-8650. Additional information concerning the voting of shares held in accounts under this Plan appears in the accompanying proxy statement.


Sign and date on other side.

------------------------------DH COMPOUNDING----------------------------------
------------------------------------------------------------------------------
March 20, 1996



Dear Dow Stockholder:

As a stockholder of The Dow Chemical Company ("Dow" or the "Company") through your participation in the DH Compounding Company Savings and Retirement Plan (the "Plan"), you are cordially invited to attend the 99th Annual Meeting of Stockholders. It will be held on Thursday,
May 9, 1996, at 2 p.m., at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. The Annual Meeting will include a report on Company operations, as well as votes on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on other business matters properly brought before the meeting.

We hope that you will be able to come to the Annual Meeting in person.
A ticket is required for admission. Your non-transferable stockholder ticket is on the reverse side of this letter. To attend the Annual Meeting, you need only check the box on the voting instruction form below to validate your ticket and indicate you plan to attend. Please keep the ticket, bring it with you to the Annual Meeting and present it at the door.

Whether or not you plan to attend, you can be sure your Plan shares are voted at the meeting as you instruct by promptly completing the form below with confidential voting instructions to the Plan Trustee and returning the form in the enclosed envelope. Your vote will be seen only by authorized personnel of the Plan Trustee and its agents. For additional information on the voting of shares, see the reverse side and the accompanying proxy statement.

Cordially,


/s/DONNA J. ROBERTS
Donna J. Roberts
Secretary


                   ADMISSION TICKET ON REVERSE SIDE OF LETTER.

         SEE DIRECTIONS FOR COMPLETION OF THE PROXY ON THE REVERSE SIDE.
______________________________________________________________________________

   X    PLEASE MARK VOTES IN INK AS IN THIS EXAMPLE.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1 AND 2.

Agenda Item 1:  The election of ten Directors: Jacqueline K. Barton,
                David T. Buzzelli, Anthony J. Carbone, John C. Danforth, Joseph L. Downey, Barbara Hackman Franklin, Allan D. Gilmour, Michael D. Parker, J. Pedro Reinhard, Harold T. Shapiro.


    FOR  __________            WITHHELD   __________


    _______________________________________

    FOR ALL NOMINEES EXCEPT AS WRITTEN ABOVE:



Agenda Item 2:  Ratification of the selection of Deloitte & Touche LLP as
                Dow's independent auditors for 1996.


    FOR                     AGAINST                         ABSTAIN

    _____                   _______                         ________


Optional comments___________________________________________________________

Mark here to validate your ticket if you plan to attend the Annual
Meeting. _____

Mark here if you have written comments above. _____

Signature _______________________  Date  ___________________

Please sign this proxy as the name appears above.

                          The Dow Chemical Company

                     1996 ANNUAL MEETING OF STOCKHOLDERS

                        Midland Center for the Arts
                   1801 West St. Andrews at Eastman Avenue
                             Midland, Michigan
                                May 9, 1996
                                   2 p.m.

                             ADMITTANCE TICKET

This ticket entitles the stockholder listed on the reverse side to attend the 1996 Dow Annual Meeting of Stockholders. This ticket is not transferable.

                        Doors will open at 12:30 p.m.

Cameras and recording devices are not permitted at the meeting. Hearing amplification devices will be available.

                          The Dow Chemical Company
                     1996 ANNUAL MEETING OF STOCKHOLDERS


                      CONFIDENTIAL VOTING INSTRUCTIONS
                   TO:  BZW BARCLAYS GLOBAL INVESTORS, N.A.,
                   THE TRUSTEE OF THE DH COMPOUNDING COMPANY
                  SAVINGS AND RETIREMENT PLAN (THE "TRUSTEE")


The undersigned hereby directs the Trustee to vote all shares of common stock of THE DOW CHEMICAL COMPANY ("Dow") credited to the undersigned's account in the DH Compounding Company Savings and Retirement Plan (the "Plan") as of the record date for the Annual Meeting of Stockholders of The Dow Chemical Company to be held at the Midland Center for the Arts, Midland, Michigan, on May 9, 1996, at 2 p.m., and at any adjournment thereof, on the following matters and upon such other business as may properly come before the meeting. The Company has instructed the Trustee and its agents not to disclose to the Dow Board or management how individuals in this Plan have voted.

THE TRUSTEE IS DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF TEN DIRECTORS, FOR AGENDA ITEM 2, AND TO VOTE IN ACCORDANCE WITH ITS DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE DOW BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE -
NO VOTING BOXES NEED TO BE CHECKED. IF YOUR COMPLETED PROXY CARD IS NOT RECEIVED BY MAY 7, 1996, THE ADMINISTRATIVE COMMITTEE FOR THE PLAN MAY DIRECT THE PLAN TRUSTEE TO VOTE YOUR SHARES.

Remember to check the box to validate your ticket if you plan to attend the Annual Meeting.

Please sign, date and promptly return this confidential voting form in the enclosed envelope to the Trustee's tabulating agent, Boston EquiServe L.P., P.O. Box 9018, Boston, MA 02205-8650. Additional information concerning the voting of shares appears in the accompanying proxy statement.

Sign and date on other side.

-------------------------------DOWELANCO--------------------------------------
------------------------------------------------------------------------------
March 20, 1996



Dear Dow Stockholder:

As a stockholder of The Dow Chemical Company ("Dow" or the "Company") through your participation in the DowElanco Savings Plan (the "Plan"), you are cordially invited to attend the 99th Annual Meeting of Stockholders. It will be held on Thursday, May 9, 1996, at 2 p.m., at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. The Annual Meeting will include a report on Company operations, as well as votes on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on other business matters properly brought before the meeting.

We hope that you will be able to come to the Annual Meeting in person. A ticket is required for admission. Your non-transferable stockholder ticket is on the reverse side of this letter. To attend the Annual Meeting, you need only check the box on the voting instruction form below to validate your ticket and indicate you plan to attend. Please keep the ticket, bring it with you to the Annual Meeting and present it at the door.

Whether or not you plan to attend, you can be sure your Plan shares are voted at the meeting as you instruct by promptly completing the form below with confidential voting instructions to the Plan Trustee and returning the form in the enclosed envelope. Your vote will be seen only by authorized personnel of the Plan Trustee and its agents. For additional information on the voting of shares, see the reverse side and the accompanying proxy statement.


Cordially,


/S/DONNA J. ROBERTS
Donna J. Roberts
Secretary


                   ADMISSION TICKET ON REVERSE SIDE OF LETTER.

         SEE DIRECTIONS FOR COMPLETION OF THE PROXY ON THE REVERSE SIDE.
______________________________________________________________________________

   X    PLEASE MARK VOTES IN INK AS IN THIS EXAMPLE.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1 AND 2.

Agenda Item 1:  The election of ten Directors: Jacqueline K. Barton,
                David T. Buzzelli, Anthony J. Carbone, John C. Danforth, Joseph L. Downey, Barbara Hackman Franklin, Allan D. Gilmour, Michael D. Parker, J. Pedro Reinhard, Harold T. Shapiro.


    FOR  __________            WITHHELD   __________


    _______________________________________

    FOR ALL NOMINEES EXCEPT AS WRITTEN ABOVE:



Agenda Item 2:  Ratification of the selection of Deloitte & Touche LLP as
                Dow's independent auditors for 1996.


    FOR                     AGAINST                         ABSTAIN

    _____                   _______                         ________


Optional comments___________________________________________________________

Mark here to validate your ticket if you plan to attend the Annual
Meeting. _____

Mark here if you have written comments above. _____

Signature _______________________  Date  ___________________

          Please sign this proxy as the name appears above.

                          The Dow Chemical Company

                     1996 ANNUAL MEETING OF STOCKHOLDERS

                        Midland Center for the Arts
                   1801 West St. Andrews at Eastman Avenue
                             Midland, Michigan
                                May 9, 1996
                                   2 p.m.

                             ADMITTANCE TICKET

This ticket entitles the stockholder listed on the reverse side to attend the 1996 Dow Annual Meeting of Stockholders. This ticket is not transferable.

                        Doors will open at 12:30 p.m.

Cameras and recording devices are not permitted at the meeting. Hearing amplification devices will be available.

                          The Dow Chemical Company
                     1996 ANNUAL MEETING OF STOCKHOLDERS


                       CONFIDENTIAL VOTING INSTRUCTIONS
                     TO: FIDELITY MANAGEMENT TRUST COMPANY,
           THE TRUSTEE OF THE DOWELANCO SAVINGS PLAN (THE "TRUSTEE")


The undersigned hereby directs the Trustee to vote all shares of common stock of THE DOW CHEMICAL COMPANY ("Dow") credited to the undersigned's account in the DowElanco Savings Plan (the "Plan") as of the record date for the Annual Meeting of Stockholders of The Dow Chemical Company to be held at the Midland Center for the Arts, Midland, Michigan, on May 9, 1996, at 2 p.m., and at any adjournment thereof, on the following matters and upon such other business as may properly come before the meeting. The Company has instructed the Trustee and its agents not to disclose to the Dow Board or management how individuals in this Plan have voted.

THE TRUSTEE IS DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF TEN DIRECTORS, FOR AGENDA ITEM 2, AND TO VOTE IN ACCORDANCE WITH ITS DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE DOW BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE - NO VOTING BOXES NEED TO BE CHECKED. IN ACCORDANCE WITH THE TERMS OF THE PLAN, THE TRUSTEE SHALL VOTE ALL DOW COMMON STOCK IN THE ACCOUNTS OF PLAN MEMBERS WHO FAIL TO SIGN AND RETURN THESE INSTRUCTIONS IN THE SAME PROPORTION AS THE TOTAL SHARES OF DOW COMMON STOCK IN THE ACCOUNTS OF MEMBERS WHO PROVIDED DIRECTION.

Remember to check the box to validate your ticket if you plan to attend the Annual Meeting.

Please sign, date and promptly return this confidential voting form in the enclosed envelope to the Trustee's tabulating agent, Boston EquiServe L.P., P.O. Box 9018, Boston, MA 02205-8650. Additional information concerning the voting of shares appears in the accompanying proxy statement.

Sign and date on other side.

----------------------------------DESTEC--------------------------------------
------------------------------------------------------------------------------

Name: _____________________________________________

Social Security Number:  ______________________________

Number of Shares: ___________________________________


                             1996 ANNUAL MEETING

                          THE DOW CHEMICAL COMPANY

                             VOTING INSTRUCTIONS

       This Proxy is Solicited on Behalf of the Dow Board of Directors




TO:  Merrill Lynch Trust Company ("MLT Co.")

The undersigned hereby directs MLT Co. to vote all the shares of common stock of THE DOW CHEMICAL COMPANY credited to the undersigned's account under the Destec Energy, Inc. Retirement and Savings Plan on the record date for the Annual Meeting of Stockholders of The Dow Chemical Company to be held at the Midland Center for the Arts, Midland, Michigan, on Thursday, May 9, 1996, at 2 p.m., and at any adjournment thereof, on the following matters and upon such other business as may properly come before the meeting.

MLT CO. IS DIRECTED TO VOTE AS SPECIFIED BELOW OR, IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF TEN DIRECTORS, FOR AGENDA ITEM 2 AND TO VOTE IN ACCORDANCE WITH ITS DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.


To vote in accordance with the Board of Directors' recommendations just sign and date below; no boxes need to be checked.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1 AND 2.


Agenda Item 1:  The election of ten Directors

FOR all Candidates listed below __________                  WITHHOLD __________
(except any Candidate whose name                            for all Candidates
 has been struck out)                                       listed below

Jacqueline K. Barton; David T. Buzzelli; Anthony J. Carbone; John C. Danforth; Joseph L. Downey; Barbara Hackman Franklin; Allan D. Gilmour; Michael D. Parker; J. Pedro Reinhard; Harold T. Shapiro.

INSTRUCTION: To withhold authority to vote for any individual Candidate strike a line through the Candidate's name in the list above.


Agenda Item 2:    Ratification of the selection of Deloitte & Touche LLP as
                  Dow's independent auditors for 1996.

                  FOR             AGAINST           ABSTAIN

                  __________      __________        __________

Please sign, date and return this voting card promptly in the enclosed envelope. Additional information concerning the voting of shares held in accounts under the Plan appears in the accompanying proxy statement.

                               Date_______________________, 1996



                               _______________________________________________
                               Signature of Member